EXHIBIT 10.19

Private & Confidential

LOAN AGREEMENT
for a Multicurrency Loan of up to US$36,000,000
to
PEMER SHIPPING LTD

provided by
BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT

Contents

Clause		Page

1	Purpose and definitions	1

2	The Commitment and the Loan	10

3	Interest and Interest Periods	11

4	Currencies	13

5	Repayment and prepayment	15

6	Commitment commission, fees and expenses	18

7	Payments and taxes; accounts and calculations	19

8	Representations and warranties	20

9	Undertakings	24

10	Conditions	30

11	Events of Default	31

12	Indemnities	34

13	Unlawfulness and increased costs	35

14	Security and set-off	37

15	Accounts	38

16	Assignment, transfer and lending office	38

17	Notices and other matters	39

18	Governing law and jurisdiction	40

Schedule 1 Form of Drawdown Notice		41

Schedule 2 Documents and evidence required as conditions precedent		42

Schedule 3 Form of Mortgage		47

Schedule 4 Form of Deed of Covenant		48

Schedule 5 Form of General Assignment		49

Schedule 6 Form of Manager’s Undertaking		50

Schedule 7 Form of Master Swap Agreement		51

Schedule 8 Form of Master Agreement Security Deed	52

Schedule 9 Calculation of Additional Cost	53

THIS AGREEMENT is dated 7 March 2007 and made BETWEEN:

(1) PEMER SHIPPING LTD as Borrower; and

(2) BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT as Bank.

IT IS AGREED as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Bank agrees to make available to the Borrower a loan of up to Thirty six million Dollars ($36,000,000), or the equivalent in Optional Currencies, to be used for the purpose of financing the acquisition of the Ship by the Borrower.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Account Pledges” means, together, the Cash Collateral Account Pledge, the Multicurrency Cash Collateral Account Pledge and the Operating Account Pledge;

“Accounts” means, together, the Operating Account, the Cash Collateral Account and the Multicurrency Cash Collateral Account and includes any sub-accounts thereof and “Account” means any of them;

“Additional Cost” means in relation to any period a percentage calculated for such period at an annual rate determined by the application of the formula set out in schedule 9;

“Advance” means each separate portion of the Loan for the purposes of calculation of interest or, where the Loan is not divided into separate portions for such purpose, means the Loan;

“Assignee” has the meaning ascribed thereto in clause 16.3;

“Bank” means Bayerische Hypo- und Vereinsbank Aktiengesellschaft whose registered office is at Am Tucherpark 16, 13-80538, Munich, Germany, acting for the purposes of this Agreement through its office at 7 Heraklitou Street, 106 73 Athens, Greece (or of such other address as may last have been notified to the Borrower pursuant to clause 16.6) and includes its successors in title and Assignees and Transferees;

“Banking Day” means a day (other than Saturday or Sunday) and:

(a)	for interest rate fixing purposes:

(i)	in relation to a rate fixing in respect of euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (TARGET) is operating; or

(ii)
in relation to a rate fixing in respect of any other Optional Currency or Dollars, a day on which banks are open for business in the principal financial centre in, respectively, the jurisdiction of the relevant Optional Currency or, in the case of Dollars, New York City; and

(b)	for all other purposes (including, but not limited to, payments and receiving notices):

(i)	on which banks are open for business in London, Munich and Athens; and

(ii)	in relation to payments in euros, a day on which banks are open for business in such other principal financial centre or centres of relevant Participating Member States as the Bank may nominate; or

(iii)
in relation to payments in any other Optional Currency or Dollars, a day on which banks are open for business in the principal financial centre in, respectively, the jurisdiction of the relevant Optional Currency or, in the case of Dollars, New York City;

“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

“Borrower” means Pemer Shipping Ltd of 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

“Borrower’s Security Documents” means, at any relevant time, such of the Security Documents as shall have been executed by the Borrower at such time;

“Cash Collateral Account” means an interest bearing Dollar account of the Manager opened or (as the context may require) to be opened by the Manager with the Bank and includes any other account designated in writing by the Bank to be a Cash Collateral Account for the purposes of this Agreement;

“Cash Collateral Account Pledge” means a pledge executed or (as the context may require) to be executed by the Manager in favour of the Bank in respect of the Cash Collateral Account in such form as will be agreed between the Bank and the Borrower;

“Cash Collateral Deposit” means a deposit of Two million Dollars ($2,000,000) or the Equivalent Amount in an Optional Currency, made by the Borrower to the Cash Collateral Account;

“Charter means any time charter or other contract of employment for the Ship for a period that exceeds twenty four (24) months’ duration and is entered into by the Borrower with a Charterer;

“Charter Assignment” means a first priority specific assignment of any Charter executed or (as the context may require) to be executed by the Borrower in favour of the Bank in such form as will be agreed between the Bank and the Borrower;

“Charterer” means any such person, company or organisation, which shall enter into a Charter in respect of the Ship during the Security Period (as defined in the Deed of Covenant);

“Classification” means the Ship’s present classification, “+100A1 Bulk Carrier, BC-A, Strengthened for Heavy Cargoes, Hold Nos. 2, 4 and 6 may be empty, ESP, ShipRight (SDA, FDA, CM), ESN, LI, *IWS,” +LMC, UMS and with descriptive notes: Shipright (SCM), Pt. Higher Tensile Steel” with the Classification Society or, should the Borrower elect to change the

Classification, such other classification as the Bank shall, at the request of the Borrower, agree in writing shall be treated as the Classification for the purposes of the Security Documents;

“Classification Society” means the Ship’s present classification society, Lloyd’s Register of Shipping, or, should the Borrower elect to change the Classification Society such other classification society which the Bank shall, at the request of the Borrower, agree in writing shall be treated as the Classification Society for the purposes of the Security Documents;

“Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the International Convention for the Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“Commitment” means the amount which the Bank has agreed to lend to the Borrower under clause 2.1 as reduced by any relevant term of this Agreement;

“Compulsory Acquisition” means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Credit Support Document” has the meaning given to that expression in section 14 of the Master Swap Agreement and as set out in paragraph (f) of Part 4 of the Schedule to the Master Swap Agreement;

“Credit Support Provider” means any person defined as such in the Master Swap Agreement pursuant to section 14 of the Master Swap Agreement;

“Deed of Covenant” means the deed of covenant collateral to the Mortgage executed or (as the context may require) to be executed by the Borrower in favour of the Bank in the form set out in schedule 4 or in such other form as may be agreed between the Bank and the Borrower;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“DOC” means the document of compliance issued to an Operator in accordance with rule 13 of the Code;

“Dollar Amount” means (a) in relation to an Advance to be drawn down in Dollars or, as the case may be, in relation to the Loan if it is to be wholly drawn down in Dollars, the amount in Dollars so drawn down, (b) in relation to an Advance to be drawn down in an Optional Currency or, as the case may be, in relation to the Loan if it is to be wholly drawn down in an Optional Currency, the amount in Dollars specified in the Drawdown Notice which would be required to purchase the principal amount of that Advance or, as the case may be, the Loan as determined in accordance with clause 4.3 and (c) in relation to clause 5.1 where the Loan has been converted in whole or in part into one or more Optional Currencies pursuant to clause 4.4, the amount in Dollars which would have been outstanding had the Loan been originally drawn down in, and remained outstanding at all times in, Dollars, as reduced by any repayment or prepayment under this Agreement;

“Dollars” and “$” mean the lawful currency for the time being of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or

such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Drawdown Date” means the date, being a Banking Day falling not later than the Termination Date, on which the Loan is, or is to be, drawn down;

“Drawdown Notice” means a notice substantially in the terms of schedule 1;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

“Environmental Affiliate” means any agent or employee of the Borrower or any person having a contractual relationship with the Borrower in connection with the Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from the Ship;

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to the Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from the Ship required under any Environmental Law;

“Environmental Claim” means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from the Ship;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to the Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

“Equivalent Amount” means, as at any date, the equivalent in one currency of an amount in another currency as converted at the rate determined by the Bank to be the spot rate of exchange ruling on the London Foreign Exchange Market for the purchase of the former currency with the latter currency at or about 11:00 a.m. on the second Banking Day before such date;

“EURIBOR” shall mean, in relation to any amount in euros and any period, the offered rate for deposits for such amount and for such period which is:

(a)
the rate of interest for such period which appears on the Reuters page Euribor 01 (or such other page on the Reuters screen as may customarily be used from time to time to display EURIBOR rates) at or about 11:00 a.m. (Brussels time) on the Quotation Date for such period; or

(b)
if the relevant rate of EURIBOR cannot be determined in accordance with paragraph (a) above, the rate (rounded upwards if necessary to the nearest one sixteenth of one per cent) the Bank offers for deposits in an amount approximately equal to the amount in relation to which EURIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11:00 am. (London time) on the Quotation Date for such period;

“euro” and “euros” and “€” mean the single currency of Participating Member States introduced in accordance with the provisions of Article 109(1)4 of the Treaty and in respect of all payments to be made under this Agreement in euro means immediately available, freely transferable funds;

“Event of Default” means any of the events or circumstances described in clause 11.1;

“Flag State” means the Republic of Cyprus or such other state or territory designated in writing by the Bank, at the request of the Borrower, as being the “Flag State” of the Ship for the purposes of the Security Documents;

“Funding Cost” means (i) in respect of the Loan or, as the case may be, any Advance to be advanced or outstanding in euros, EURIBOR or (ii) in respect of the Loan or, as the case may be, any Advance to be advanced or outstanding in Dollars or an Optional Currency (other than euro), LIBOR;

“General Assignment” means the assignment collateral to the Mortgage and the Deed of Covenant executed or (as the context may require) to be executed by the Borrower in favour of the Bank in the form set out in schedule 5 or in such other form as the Bank may in its absolute discretion require;

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means each period for the calculation of interest in respect of the Loan or, as the case may be, an Advance thereof ascertained in accordance with clauses 3.2 and 3.3;

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea (SOLAS) 1974 (as amended) as adopted by a Diplomatic Conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions to it and any regulation issued pursuant to it;

“ISSC” means, an International Ship Security Certificate issued in respect of the Ship pursuant to the ISPS Code;

“Japanese Yen” and “¥” mean the lawful currency for the time being of Japan;

“LIBOR” means, in relation to a particular period, the rate for deposits of the relevant currency for a period equivalent to such period at or about 11:00 a.m. (London time) on the Quotation Date for such period as displayed on Reuters page LIBOR 01 (British Banks’ Association Interest Settlement Rates) (or such other page as may replace such page LIBOR 01 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms) applicable at the time)), provided that if on such date no such rate is so displayed, LIBOR for such period shall be the rate (rounded upward if necessary to five decimal places) quoted by the Bank as the Bank’s offered rate for deposits of the relevant currency in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the Quotation Date for such period;

“Loan” means the principal amount borrowed by the Borrower on the Drawdown Date or (as the context may require) the principal amount owing to the Bank under this Agreement at any relevant time;

“Management Agreement” means the agreement entered or (as the context may require) to be entered into (in a form and substance acceptable to the Bank in its sole discretion) between the Borrower and the Manager providing (inter alia) for the Manager to manage the Ship;

“Manager” means Safety Management Overseas S.A. of Edificio Torre Universal, Piso 12 Avenida Federico Boyd, P.O. Box 8807, Panama, Republic of Panama, or any other person appointed by the Borrower, with the prior written consent of the Bank, as the manager of the Ship and includes its successors in title;

“Manager’s Undertaking” means an undertaking and assignment executed or (as the context may require) to be executed by the Manager in favour of the Bank as a condition precedent to the approval of the Management Agreement, such undertaking to be in the form set out in schedule 6 or in such other form as the Bank may in its absolute discretion require;

“Margin” means zero point six five per cent (0.65%) per annum;

“Master Agreement Security Deed” means the deed executed or (as the context may require) to be executed by the Borrower in favour of the Bank in the form set out in schedule 8 or in such other form as the Bank may in its absolute discretion require;

“Master Swap Agreement” means the agreement made or (as the context may require) to be made between the Bank and the Borrower comprising an ISDA Master Agreement and the Schedule thereto in the form set out in schedule 7, and the Confirmations (as defined therein) supplemental thereto;

“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means the first priority statutory mortgage of the Ship executed or (as the context may require) to be executed by the Borrower in favour of the Bank in the form set out in schedule 3 or in such other form as the Bank may in its absolute discretion require;

“Multicurrency Cash Collateral Account” means an interest bearing Dollar Account of the Manager opened or (as the context may require) to be opened by the Manager with the Bank, and includes any other account designated in writing by the Bank to be a Multicurrency Cash Collateral Account for the purposes of this Agreement;

“Multicurrency Cash Collateral Account Pledge” means the pledge executed or (as the context may require) to be executed by the Manager in favour of the Bank in respect of the Multicurrency Cash Collateral Account in such form as the Bank may in its absolute discretion require;

“Operating Account” means an interest bearing Dollar account of the Manager opened or (as the context may require) to be opened by the Manager, with the Bank and includes any sub- accounts thereof and any other account designated in writing by the Bank to be an Operating Account for the purposes of this Agreement;

“Operating Account Pledge” means the pledge executed or (as the context may require) to be executed by the Manager in favour of the Bank in respect of the Operating Account in such form as the Bank may in its absolute discretion require;

“Operator” means any person who is from time to time during the Security Period (as defined in the Deed of Covenant) concerned in the operation of the Ship and falls within the definition of “Company” set out in rule 1.1.2 of the Code;

“Optional Currency” means any of Swiss Francs, Japanese Yen, euros or Sterling so long as each such currency is freely transferable, freely convertible into Dollars and dealt in on the London Interbank Market and, in respect of all payments to be made under any of the Security Documents in an Optional Currency, means immediately available freely transferable cleared funds in that Optional Currency and “Optional Currencies” means, together, all or any of them;

“Participating Member State” means a member state of the European Union that has adopted a single currency in accordance with the Treaty;

“Permitted Encumbrance” means any Encumbrance in favour of the Bank created pursuant to the Security Documents and Permitted Liens;

“Permitted Liens” means any lien on the Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer’s or outfitter’s possessory lien for a sum not (except with the prior written consent of the Bank) exceeding the Casualty Amount (as defined in the Deed of Covenant);

“Pollutant” means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

“Quotation Date” means, in relation to any period, the second Banking Day before the first day of such period;

“Registry” means the Department of Merchant Shipping, Limassol, Cyprus or, as the case may be, the offices of the Cyprus Consulate in Piraeus;

“Regulatory Agency” means the Government Entity or other organisation in the Flag State which has been designated by the government of the Flag State to implement and/or administer and/or enforce the provisions of the Code;

“Related Company” of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Repayment Dates” means, subject to clauses 5.1.2 and 7.3, each of the dates falling at six (6) monthly intervals after the Drawdown Date up to and including the date falling one hundred and forty four (144) months after the Drawdown Date;

“Requisition Compensation” means all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;

“Security Documents” means this Agreement, the Mortgage, the Deed of Covenant, the General Assignment, the Manager’s Undertaking, the Master Swap Agreement, the Master Agreement Security Deed, the Account Pledges, any Charter Assignment and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrower pursuant to this Agreement and/or the Master Swap Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means the Borrower, the Manager or any other person who may at any time be a party to any of the Security Documents (other than the Bank);

“Security Requirement” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Bank) which shall be:

(a)
for the period commencing on the Drawdown Date and ending on the Third Anniversary, equal to one hundred and ten per cent (110%) of the amount which is the aggregate of (i) the Loan (or the Equivalent Amount in Dollars when the Loan or part thereof is denominated in an Optional Currency) and (ii) the cost (if any) (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Bank) of terminating any Transaction entered into pursuant to the Master Swap Agreement; and

(b)
for the period commencing on the date falling immediately after the Third Anniversary and ending on the last day of the Security Period (as defined in the Deed of Covenant), equal to one hundred and twenty per cent (120%) of the amount which is the aggregate of (i) the Loan (or the Equivalent Amount in Dollars when the Loan or part thereof is denominated in an Optional Currency) and (ii) the cost (if any) (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Bank) of terminating any Transaction entered into pursuant to the Master Swap Agreement;

“Security Value” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Bank) which, at any relevant time, is the aggregate of (i) the value of the Ship as most recently determined in accordance with clause 9.2.2, (ii) the value of any additional security for the time being actually provided to the Bank pursuant to clause 9.2 as most recently determined in accordance with clause 9.2.5, (iii) the amount (if any) at the relevant time standing to the credit of the Cash Collateral Account and (iv) the amount (if any) at the relevant time standing to the credit of the Multicurrency Cash Collateral Account;

“Ship” means m.v. Pedhoulas Merchant, a bulk carrier of 82,214 dwt constructed at Tsuneishi Corporation at Tadotsu shipyard, registered in the name of the Borrower under the laws and flag of the Flag State with IMO number 9279800;

“SMC” means a safety management certificate issued in respect of a Ship in accordance with rule 13 of the Code;

“Sterling” and “£” mean the lawful currency for the time being of the United Kingdom;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Swiss Francs” or “CHF” mean the lawful currency for the time being of Switzerland;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Termination Date” means 16 March 2007 or such later date as the Bank may in its absolute discretion agree in writing;

“Third Anniversary” means the date falling thirty-six (36) months from the Drawdown Date;

“Total Loss” means:

(a)	the actual, constructive, compromised or arranged total loss of the Ship; or

(b)	the Compulsory Acquisition of the Ship; or

(c)
the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to the Compulsory Acquisition of the Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless the Ship be released and restored to the Borrower from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;

“Transaction” means a Transaction as defined in the introductory paragraph of the Master Swap Agreement;

“Transferee” has the meaning ascribed thereto in clause 16.4; and

“Treaty” means the Treaty establishing the European Economic Community, being the Treaty of Rome of 25 March 1957 as amended by the Single European Act 1986 and Maastricht Treaty (which was signed on 7 February 1992 and came into force on 1 November 1993) as amended, varied or supplemented from time to time.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3
references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority,

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to London time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7
references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.4.8	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

2	The Commitment and the Loan

2.1	Agreement to lend

The Bank, relying upon each of the representations and warranties in clause 8, agrees to lend to the Borrower upon and subject to the terms of this Agreement up to Thirty six million Dollars ($36,000,000) or the equivalent in Optional Currencies calculated in accordance with clause 4.

2.2	Drawdown

Subject to the terms and conditions of this Agreement, the Loan shall be advanced in full in one amount on the Drawdown Date following receipt by the Bank from the Borrower of a Drawdown Notice not later than 10 a.m. on the third Banking Day before the proposed Drawdown Date. A Drawdown Notice shall be effective on actual receipt by the Bank, shall specify the amount in Dollars and/or, as the case may be, Optional Currencies into which the Borrower wishes the Loan or an Advance thereof to be subdivided on such Drawdown Date and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.

2.3	Amount

The principal amount specified in the Drawdown Notice for borrowing on the Drawdown Date shall, subject to the terms and conditions of this Agreement, not exceed Thirty six million Dollars ($36,000,000) or the equivalent in Optional Currencies, calculated in accordance with clause 4, which sum may be advanced in up to three Advances of different currencies in accordance with clause 4 provided that no Advance has a Dollar Amount of less than $1,000,000 on the Drawdown Date as a result. Each Advance shall be denominated in one currency only.

2.4	Availability

Upon receipt of a Drawdown Notice complying with the terms of this Agreement the Bank shall, subject to the provisions of clause 10, on the Drawdown Date make the Loan available to the Borrower in accordance with clause 7.2.

2.5	Termination of Commitment

If the Loan is not drawn down by the Termination Date, the Commitment shall thereupon be automatically cancelled.

2.6	Application of Proceeds

Without prejudice to the Borrower’s obligations under clause 9.1.3, the Bank shall have no responsibility for the application of proceeds of the Loan by the Borrower.

3	Interest and Interest Periods

3.1	Normal interest rate

Subject to paragraph (i) of Part 5 of the Schedule to the Master Swap Agreement, the Borrower shall pay interest on each Advance, in the currency in which such Advance is outstanding, in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than six (6) months, by instalments, the first such instalment being payable six (6) months from the commencement of the relevant Interest Period and the subsequent instalments at intervals of six (6) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Bank to be the aggregate of (a) the Margin, (b) the Additional Cost and (c) the Funding Cost for such Interest Period.

3.2	Selection of Interest Periods

Subject to paragraph (i) of Part 5 of the Schedule to the Master Swap Agreement, the Borrower may by notice received by the Bank not later than 10 a.m. on the fifth Banking Day before the beginning of each Interest Period in relation to each Advance specify whether such Interest Period shall have a duration (subject to availability which shall be determined solely by the Bank) of one (1), two (2), three (3), six (6), nine (9) or twelve (12) months or such other period as the Borrower may select and the Bank may, in its absolute discretion, agree.

3.3	Determination of Interest Periods

Subject to paragraph (i) of Part 5 of the Schedule to the Master Swap Agreement, every Interest Period shall be of the duration specified by the Borrower pursuant to clause 3.2 but so that:

3.3.1
the first Interest Period in respect of an Advance shall commence on the Drawdown Date and each subsequent Interest Period in respect of such Advance shall commence on the last day of the previous Interest Period in respect of such Advance;

3.3.2
if any Interest Period would otherwise overrun a Repayment Date, then, in the case of the last Repayment Date, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates, the Advance or, if more than one, the aggregate of the Advances shall be divided into parts so that there is one part (in the case of more than one Advance to be calculated on pro-rata basis between the Advances in the aggregate Dollar Amount of all such Advances) in the amount of the repayment instalment due on each Repayment Date falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part (in the case of more than one Advance to be calculated on a pro-rata basis between the Advances in the aggregate Dollar Amount of all such Advances) in the amount of the balance of the Loan having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3 and the expression “Interest Period in respect of the Loan” when used in clause4 and elsewhere in this Agreement refers to the Interest Period in respect of the balance of the Loan;

3.3.3
if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of six (6) months or such other period as shall comply with this clause 3.3.

3.4	Default interest

If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents, the Borrower shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Bank pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Bank each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Bank) of (a) one per cent (2%) per annum, (b) the Margin, (c) the Additional Cost and (d) the Funding Cost for such period and applicable to such sum. Such interest shall be due and payable on the last day of each such period as determined by the Bank and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that if such unpaid sum is an amount of principal which became due and payable, by reason of a declaration by the Bank under clause 11.2.2 or a prepayment pursuant to clauses 5.3, 9.2.1(a) or 13.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Bank shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate of one per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable. If, for the reasons specified in clause 3.6.1, the Bank is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Bank to be one per cent (2%) per annum above the aggregate of the Margin and the cost of funds (including Additional Cost) to the Bank.

3.5	Notification of Interest Periods and interest rate

The Bank shall notify the Borrower promptly of the duration of each Interest Period and of each rate of interest determined by it under this clause 3.

3.6	Market disruption; non-availability

3.6.1	If and whenever, at any time prior to the commencement of any Interest Period, the Bank shall have determined (which determination shall, in the absence of manifest error, be conclusive):

(a)	that adequate and fair means do not exist for ascertaining LIBOR or, as the case may be, EURIBOR during such Interest Period; or

(b)	that deposits in Dollars are not available to the Bank in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan for such Interest Period;

the Bank shall forthwith give notice (a “Determination Notice”) thereof to the Borrower. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Commitment shall not be borrowed until notice to the contrary is given to the Borrower by the Bank.

3.6.2
During the period of ten (10) days after any Determination Notice has been given by the Bank under clause 3.6.1, the Bank shall certify an alternative basis (the “Substitute Basis”) for maintaining the Loan. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds (including Additional Cost), if any, to the Bank equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Bank notifies the Borrower that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

4	Currencies

4.1	Selection of currencies

Subject to clause 4.2, if the Borrower so requests in the Drawdown Notice or, in any case other than drawdown of the Loan, by notice received by the Bank not later than 10 a.m. on the second Banking Day before the beginning of an Interest Period in respect of the Loan or, as the case may be, an Advance, the Loan or part thereof may be drawn down in Dollars or in an Optional Currency or, on the first day of such Interest Period, the Loan or such Advance may be converted from an Optional Currency into Dollars or from Dollars into an Optional Currency but, if no such request is received by the Bank, the Loan will be drawn down in Dollars or, as the case may be, the Loan or such Advance will remain outstanding in the currency in which it was outstanding during its immediately preceding Interest Period.

4.2	Limit on currencies; non-availability

4.2.1	The Loan or any part thereof may not be drawn down in and may not be converted into or remain outstanding in an Optional Currency if:

(a)	in consequence thereof there would be more than three (3) Advances outstanding at any time; or

(b)	in consequence thereof there would be more than two (2) Optional Currencies outstanding at any time; or

(c)	in consequence thereof an Advance shall be denominated in more than one currency; or

(d)	the amount to be converted is less than $1,000,000 or an integral multiple of $1,000,000; or

(e)
the Bank notifies the Borrower not later than 3 p.m. on the fourth Banking Day before the date on which the Loan or the relevant part thereof is to be drawn down or the beginning of the relevant Interest Period, that deposits of such Optional Currency are not readily available to the Bank in an amount comparable with the Loan or the relevant part thereof; or

(f)
the Bank determines (which determination shall be conclusive) at any time prior to 10 a.m. (local time in the place of payment) on the first day of the relevant Interest Period that by reason of any change in currency availability, currency exchange rates or exchange controls it is or will be impracticable for the Loan or the relevant part thereof to be drawn down in, converted into or remain outstanding in that Optional Currency; or

(g)	a Default has occurred and is continuing; or

(h)	a Transaction is outstanding under the Master Swap Agreement,

accordingly,in any such event, the Loan or the relevant part thereof shall be drawn down in, remain outstanding in or be converted into Dollars.

4.3	Currency amounts on drawdown

4.3.1	Drawdown in Optional Currency

If the Loan is to be drawn down in full or in part in an Optional Currency, the Bank shall, subject to clauses 10.1 and 10.2, advance to the Borrower on the Drawdown Date the Equivalent Amount of such Optional Currency (as determined by the Bank) which can be purchased with the Dollar Amount of the Loan or the relevant part thereof as at the Drawdown Date.

4.3.2	Drawdown in Dollars

If the Loan or part thereof is to be drawn down in Dollars, the Bank shall, subject to clauses 10.1 and 10.2, advance to the Borrower on the Drawdown Date, the Dollar Amount of the Loan or such part thereof.

4.4	Currency amount on conversion

Subject to clause 4.2, in the event the Borrower requests the Bank (in accordance with clause 4.1) to convert an Advance into an, or another Optional Currency (the “new currency”) or from an Optional Currency into Dollars, the amount into which such Advance is to be converted shall be the Equivalent Amount in the new currency of the currency in which such Advance was outstanding immediately prior to conversion (after taking into account any repayment or prepayment due on the date of conversion).

4.5	Notional obligations

The obligation of the Bank to convert the Loan or, as the case may be, an Advance in accordance with clause 4.4 is notional only, and the same shall be deemed to be satisfied by the Bank making appropriate adjustments in the principal amount of the Loan in the account referred to in clause 7.7.

4.6	Currency Correction

Where at any time the Loan or an Advance is outstanding in one or more Optional Currencies and the Bank by notice given to the Borrower pursuant to clause 17 (a “Currency Correction Notice”) certifies to the Borrower (which Currency Correction Notice shall in the absence of manifest error be conclusive and binding on the Borrower) that the Equivalent Amount in Dollars of the Loan then outstanding (less any amount standing to the credit of the Multicurrency Cash Collateral Account) exceeds by ten per cent (10%) or more (the “excess amount”), the Dollar Amount on the date of such Currency Correction Notice, the Borrower shall, within five (5) Banking Days from the date of such Currency Correction Notice, pay to the Multicurrency Cash Collateral Account, an additional (to any amount already standing to the credit of the Multicurrency Cash Collateral Account before such deposit being made) amount in Dollars equal to the excess amount.

4.7	Release of moneys in Multicurrency Cash Collateral Account

If at any time following a payment to the Multicurrency Cash Collateral Account in accordance with clause 4.6, the Equivalent Amount in Dollars of the Loan outstanding no longer exceeds one hundred and ten per cent (110%) of the Dollar Amount, the Bank shall, provided that (a) no Event of Default has occurred and is continuing and (b) the Security Value exceeds the Security Requirement at the time, release to the Manager the sums deposited in the Multicurrency Cash Collateral Account in accordance with clause 4.6 from the Multicurrency Cash Collateral Account. The Borrower shall procure that the Manager does not make any withdrawals from the Multicurrency Cash Collateral Account other than pursuant to this clause 4.7 and the terms of the Multicurrency Cash Collateral Account Pledge.

4.8	Incidental costs and expenses

All costs and expenses incidental to any currency conversion pursuant to this clause 4 shall be borne by the Borrower.

5	Repayment and prepayment

5.1	Repayment

5.1.1
Subject to the terms of this Agreement, the Borrower shall repay the Loan by twenty four consecutive instalments, one such instalment to be repaid on each of the Repayment Dates Subject to the provisions of this Agreement, the amount of each such instalment other than the last instalment shall be One million Dollars ($1,000,000) or the equivalent amount in an Optional Currency calculated in accordance with clause 5.7 and the amount of the last instalment shall be Thirteen million Dollars ($13,000,000) (comprising a balloon repayment of Twelve million Dollars ($12,000,000) and a repayment instalment of One million Dollars ($1,000,000)) or the equivalent amount in an Optional Currency calculated in accordance with clause 5.7 PROVIDED ALWAYS THAT should the Loan be, for any reason (including enforcement), fully repaid or prepaid, notwithstanding anything to the contrary in this Agreement and in particular the repayment profile provided in this clause 5.1.1 and the provisions of clauses 5.2 and 5.7, the Borrower shall pay to the Bank such an amount and in such currency or, as the case may be, currencies as is necessary to ensure that the Bank receives an amount equal to the Loan in the currencies outstanding immediately prior to the Loan being repaid or prepaid in full and the above repayment profile shall be disregarded for the purposes of such repayment or prepayment. If the Commitment is not drawn in full, the amount of each repayment instalment shall be reduced proportionately

5.1.2
The Borrower shall, at any time after the Third Anniversary have the right (subject to paragraphs (a) to (d) below) to request the Bank to defer the payment of up to two non-consecutive repayment instalments payable pursuant to clause 5.1.1 (other than the final instalment) in whole:

(a)
such option shall be exercisable by a written notice to the Bank from the Borrower which specifies the instalment to be deferred and which is received by the Bank at least fifteen (15) days before the Repayment Date upon which the relevant instalment falls due;

(b)	each such notice shall be irrevocable once given;

(c)	upon each occasion that an instalment is deferred pursuant to this proviso, the amount of the balloon repayment shall be increased by the amount of the relevant instalment deferred; and

(d)
such option may only be exercised if (i) the written notice to the Bank has been received within the time period specified in paragraph (a) above and (ii) at the time the relevant notice is received by the Bank no Default has occurred.

5.2	Voluntary prepayment

The Borrower may prepay the Loan or any Advance thereof in whole or part (being One million Dollars ($1,000,000) or any larger sum which is an integral multiple of One million Dollars ($1,000,000) or, in each case, the equivalent in the relevant Optional Currency) without premium or penalty, on any Interest Payment Date relating to the part of the Loan or as the case may be, an Advance thereof being prepaid together with any amounts payable under clause 12 and accrued interest to the date of prepayment and any other sums then payable under this Agreement and/or the Master Swap Agreement and/or the other Security Documents or any of them in respect of the Loan or an Advance thereof calculated in accordance with clause 5.7.

5.3	Master Swap Agreement, Repayments and Prepayments

5.3.1
Notwithstanding any provision of the Master Swap Agreement to the contrary, in the case of a prepayment of all or part of the Loan (including, without limit, upon a Total Loss in accordance with clause 5.4 and under clause 9.2) then, subject to clause 5.3.2, the Bank shall be entitled but not obliged (and, where relevant, may do without the consent of the Borrower, where it would otherwise be required whether under the Master Swap Agreement or otherwise) to amend, re-book, supplement, cancel, close out, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by any Transaction and/or the Master Swap Agreement and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Bank in its absolute discretion may determine and both the Bank’s and the Borrower’s continuing obligations under any Transaction and/or Master Swap Agreement shall, unless agreed otherwise by the Bank, be calculated so far as the Bank considers it practicable by reference to the amended repayment schedule for the Loan taking into account the fact that less than the full amount of the Loan remains outstanding.

5.3.2
If less than the full amount of the Loan remains outstanding, following a prepayment under this Agreement and the Bank in its absolute discretion agrees, following a written request of the Borrower, that the Borrower may be permitted to maintain all or part of a Transaction in an amount not wholly matched with or linked to all or part of the Loan, the Borrower shall within ten (10) days of being notified by the Bank of such requirement, provide the Bank with, or procure the provision to the Bank of, such additional security as shall in the opinion of the Bank be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation and be entered into between such parties, as the Bank in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document.

5.3.3
The Borrower shall on the first written demand of the Bank indemnify the Bank in respect of all losses, costs and expenses (including, but not limited to, legal costs and expenses) incurred or sustained by the Bank as a consequence of or in relation to the effecting of any matter or Transactions referred to in this clause 5.3.

5.3.4
Notwithstanding any provision of the Master Swap Agreement to the contrary, if for any reason a Transaction has been entered into but the Loan is not drawn down under this Agreement then, subject to clause 5.3.5 the Bank shall be entitled but not obliged (and, where relevant, may do so without the consent of the Borrower where it would otherwise be required whether under the Master Swap Agreement or otherwise) to amend, re-book, supplement, cancel, close out, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by such Transaction and/or the Master Swap

Agreement and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Bank in its absolute discretion may determine.

5.3.5
If a Transaction has been entered into but the Loan is not drawn down under this Agreement and the Bank in its absolute discretion agrees, following a written request of the Borrower, that the Borrower may be permitted to maintain all or part of a Transaction, the Borrower shall within ten (10) days of being notified by the Bank of such requirement, provide the Bank with, or procure the provision to the Bank of, such additional security as shall in the opinion of the Bank be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation and be entered into between such parties, as the Bank in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document for the purposes of the Master Swap Agreement and/or otherwise.

5.3.6
Without prejudice to or limitation of the obligations of the Borrower under clause 5.3.3, in the event that the Bank exercises any of its rights under clauses 5.3.1, 5.3.2, 5.3.3 or 5.3.4 and such exercise results in all or part of a Transaction being terminated such Transaction or the part thereof terminated (which shall for the purposes hereof be treated as a separate Transaction) in each case shall be treated under the Master Swap Agreement in the same manner as if it were a Terminated Transaction (as defined in Section 14 of the Master Swap Agreement) pursuant to an Event of Default (as so defined in that Section 14) by the Borrower and, accordingly, the Bank shall be permitted to recover from the Borrower a payment for early termination calculated in accordance with the provisions of section 6(e)(i) of the Master Swap Agreement in respect of such Transaction.

5.4	Prepayment on Total Loss

On the Ship becoming a Total Loss or suffering damage or being involved in an incident which in the opinion of the Bank may result in the Ship being subsequently determined to be a Total Loss, the obligation of the Bank to advance the Loan shall immediately cease and the Commitment shall be reduced to zero. On the date falling ninety (90) days after that on which the Ship became a Total Loss or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are, or Requisition Compensation is, received by the Borrower (or the Bank pursuant to the Security Documents), the Borrower shall prepay the Loan. For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:

5.4.1	in the case of an actual total loss of the Ship on the actual date and at the time the Ship was lost or, if such date is not known, on the date on which the Ship was last reported;

5.4.2
in the case of a constructive total loss of the Ship, upon the date and at the time notice of abandonment of the Ship is given to the insurers of the Ship for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred;

5.4.3	in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of the Ship;

5.4.4	in the case of Compulsory Acquisition, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

5.4.5	in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to Compulsory Acquisition of the Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the Borrower of the use of the Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

5.5	Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with (a) accrued interest on the amount to be prepaid to the date of such prepayment, (b) any additional amount payable under clauses 7.6 or 13.2 and (c) all others sums payable by the Borrower to the Bank under this Agreement or any of the other Security Documents including, without limitation any accrued commitment commission payable under clause 6.1 and any amounts payable under clause 12.

5.6	Notice of prepayment; reduction of repayment instalments

No prepayment may be effected under clause 5.2 unless the Borrower shall have given the Bank at least thirty (30) Banking Days notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Bank, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Borrower to make such prepayment on the date specified. No amount prepaid may be reborrowed and any amount prepaid pursuant to clause 5.2 shall be applied in reducing the repayment instalments under clause 5.1 in direct order of their due dates for payment whilst any amount prepaid pursuant to clause 5.8 shall be applied in reducing the repayment instalments under clause 5.1 in inverse order of their due dates for payment and any amount prepaid pursuant to clause 9.2.1 shall be applied in reducing the repayment instalments under clause 5.1 proportionately. The Borrower may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

5.7	Currency amounts repayable

Save for the proviso of clause 5.1.1, each repayment or partial prepayment of any Advance and/or the Loan under this Agreement shall be made in the currency in which such Advance and/or the Loan was outstanding immediately prior to such repayment or prepayment and shall be in an amount equal to the Equivalent Amount in such currency.

5.8	Cash Collateral Deposit Prepayment

The Borrower undertakes to the Bank that immediately upon the Manager withdrawing moneys from the Cash Collateral Deposit pursuant to the provisions of clause 9.4, the Borrower shall prepay an amount of the Loan outstanding at the time of such withdrawal equal to the amount withdrawn by the Manager from the Cash Collateral Account.

6	Commitment commission, fees and expenses

6.1	Fees

The Borrower shall pay to the Bank:

6.1.1	a total fee of Thirty six thousand Dollars ($36,000) on the date of this Agreement; and

6.1.2
a commitment commission computed (a) from 1 June 2006 until 23 November 2006 at the rate of 0.15% per annum on the amount of $27,000,000 and (b) from 24 November 2006 until the earlier of (i) the Drawdown Date and (ii) the Termination Date at the rate of 0.15% per annum on the daily undrawn amount of the Commitment and in each case payable quarterly.

The fee referred to in clause 6.1.1 and the commitment commission referred to in clause 6.1.2 shall be payable by the Borrower to the Bank, whether or not any part of the Commitment is ever advanced and shall, in either case, be non-refundable.

6.2	Expenses

The Borrower shall pay to the Bank on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank:

6.2.1
in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents (including, for the avoidance of doubt, the Master Swap Agreement); and

6.2.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents (including, for the avoidance of doubt, the Master Swap Agreement), or otherwise in respect of the moneys owing under any of the Security Documents (including, for the avoidance of doubt, the Master Swap Agreement), together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

6.3	Value Added Tax

All fees and expenses payable pursuant to this clause 6 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Bank under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

6.4	Stamp and other duties

The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with any of the Management Agreement, the Security Documents (including, for the avoidance of doubt, the Master Swap Agreement), or the Loan and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

7	Payments and taxes; accounts and calculations

7.1	No set-off or counterclaim

Subject to paragraph (i) of Part 5 of the Schedule to the Master Swap Agreement, all payments to be made by the Borrower under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 7.6, free and clear of any deductions or withholdings, in Dollars or the relevant Optional Currency on the due date (for value on the day on which payment is due) to such account at such bank in such place as the Bank may from time to time specify for this purpose.

7.2	Payment by the Bank

All sums to be advanced on the Drawdown Date by the Bank to the Borrower under this Agreement shall be remitted in Dollars or the relevant Optional Currency to the account of the Borrower specified in the Drawdown Notice.

7.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

7.4	Calculations

All payments of interest in respect of the Loan and/or any Advance shall be made in the currency in which the Loan and/or such Advance is outstanding at the relevant time. All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year except for any part of the Loan denominated in Sterling where a 365 day year shall apply.

7.5	Certificates conclusive

Any certificate or determination of the Bank as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrower.

7.6	Grossing-up for Taxes

If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify the Bank against any losses or costs incurred by it by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrower shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

7.7	Loan account

The Bank shall maintain, in accordance with its usual practice, an account (which shall be the “Account Current” referred to in the Mortgage) evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. Such account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under the Security Documents.

8	Representations and warranties

8.1	Continuing representations and warranties

The Borrower represents and warrants to the Bank that:

8.1.1	Due incorporation

the Borrower and each of the other Security Parties are duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation, in the case of the Borrower as a Liberian corporation and in the case of the other Security Parties as companies having limited liability and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

8.1.2	Corporate power

the Borrower has power to execute, deliver and perform its obligations under the Management Agreement and the Borrower’s Security Documents and to borrow the Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowing the Loan;

8.1.3	Binding obligations

the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

8.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Management Agreement and the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrower or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower or any other Security Party is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of the Borrower or any other Security Party or (iv) result in the creation or imposition of or oblige the Borrower or any of its Related Companies or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrower or its Related Companies or any other Security Party;

8.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower or any of its Related Companies or any other Security Party which could have a material adverse effect on the business, assets or financial condition of the Borrower or any of its Related Companies or any other Security Party;

8.1.6	No filings required

save for the registration of the Mortgage and the Deed of Covenant in the Ships Registry of the Republic of Cyprus it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Management Agreement or any of the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Management Agreement and the Security Documents, and each of the Management Agreement and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

8.1.7	Choice of law

the choice of English law to govern the Management Agreement and the Security Documents (other than the Mortgage, the Deed of Covenant and the Account Pledges) and the choice of (i) Cypriot law to govern the Mortgage and the Deed of Covenant and (ii) Greek law to govern each of the Account Pledges and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts are valid and binding;

8.1.8	No immunity

neither the Borrower nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement); and

8.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of the Management Agreement and each of the Security Documents or the performance by each Security Party of its obligations under the Security Documents has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.

8.2	Initial representations and warranties

The Borrower further represents and warrants to the Bank that:

8.2.1	Pari passu

the obligations of the Borrower under this Agreement and the Master Swap Agreement are direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower;

8.2.2	No default under other Indebtedness

neither the Borrower nor any of its Related Companies nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

8.2.3	Information

the information, exhibits and reports furnished by any Security Party to the Bank in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

8.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Management Agreement or the Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of the Management

Agreement or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

8.2.5	No Default

no Default has occurred and is continuing;

8.2.6	the Ship

the Ship will on the Drawdown Date be:

(a)	in the absolute ownership of the Borrower who will on and after the Drawdown Date be the sole, legal and beneficial owner of the Ship;

(b)	registered in the name of the Borrower through the Registry as a ship under the laws and flag of the Flag State;

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the Classification free of all requirements and recommendations of the Classification Society;

8.2.7	Ship’s employment

the Ship is not and will not on or before the Drawdown Date be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the Deed of Covenant would have required the consent of the Bank and on or before the Drawdown Date there will not be any agreement or arrangement whereby the Earnings (as defined in the General Assignment) may be shared with any other person;

8.2.8	Freedom from Encumbrances

neither the Ship, nor her Earnings, Insurances or Requisition Compensation (each as defined in the General Assignment) nor the Accounts nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the Drawdown Date, subject to any Encumbrance;

8.2.9	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank:

(a)	the Borrower and to the best of the Borrower’s knowledge and belief (having made due enquiry) its Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)
the Borrower and to the best of the Borrower’s knowledge and belief (having made due enquiry) its Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)
neither the Borrower nor to the best of the Borrower’s knowledge and belief (having made due enquiry) any of its Environmental Affiliates has received notice of any Environmental Claim that the Borrower or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

8.2.10	No Environmental Claims

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank, there is no Environmental Claim pending or, to the best of the Borrower’s knowledge and belief, threatened against the Borrower or the Ship or to the best of the Borrower’s knowledge and belief (having made due enquiry) any of its Environmental Affiliates;

8.2.11	No potential Environmental Claims

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank, there has been no emission, spill, release or discharge of a Pollutant from the Ship which could give rise to an Environmental Claim;

8.2.12	No material adverse change

there has been no material adverse change in the financial position of the Borrower or the Manager from that described by the Borrower to the Bank in the negotiation of this Agreement;

8.2.13	ISPS Code

As of the date of this Agreement, the Borrower shall have a valid and current ISSC in respect of the Ship and the Ship shall be in compliance with the ISPS Code; and

8.2.14	Copies true and complete

the copy of the Management Agreement delivered or to be delivered to the Bank pursuant to clause 10.1, is or will when delivered be, a true and complete copy of such document; such document will when delivered constitute valid and binding obligations of the parties thereto enforceable in accordance with its terms and there will have been no amendments or variations thereof or defaults thereunder.

8.3	Repetition of representations and warranties

On and as of the Drawdown Date and (except in relation to the representations and warranties in clause 8.2) on each Interest Payment Date the Borrower shall be deemed to repeat the representations and warranties in clauses 8.1 and 8.2 as if made with reference to the facts and circumstances existing on such day.

9	Undertakings

9.1	General

The Borrower undertakes with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, it will:

9.1.1	Notice of Default

promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents and, without limiting the generality of the foregoing, will inform the Bank of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

9.1.2	Consents and licences

without prejudice to clauses 8.1 and 10 obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents;

9.1.3	Use of proceeds

use the Loan for its own benefit and under its full responsibility and exclusively for the purpose specified in clause 1.1;

9.1.4	Pari passu

ensure that its obligations under this Agreement and the Master Swap Agreement shall, without prejudice to the provisions of clause 10.2, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

9.1.5	Financial statements

provide the Bank, within ninety (90) days of the last day of each calendar year, with unaudited management accounts for the Ship showing the income and expenditure of the Ship for such calendar year, the first such management accounts to be provided by end of March 2007 for the calendar year 2006;

9.1.6	Delivery of reports

deliver to the Bank as many copies as the Bank may reasonably require of every report, circular, notice or like document issued by the Borrower or the Manager to their respective shareholders or creditors generally;

9.1.7	Provision of further information

provide the Bank with such financial and other information concerning the Borrower and its affairs as the Bank may from time to time reasonably require;

9.1.8	Obligations under Security Documents

duly and punctually perform each of the obligations expressed to be assumed by it under the Borrower’s Security Documents;

9.1.9	Compliance with Code

procure that the Manager and/or any Operator complies with and ensures that the Ship complies with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period (as defined in the Deed of Covenant);

9.1.10	Withdrawal of DOC and SMC

procure that the Manager and/or any Operator will, immediately inform the Bank if there is any threatened or actual withdrawal of the Manager’s or Operator’s DOC or the SMC in respect of the Ship;

9.1.11	Issuance of DOC and SMC

procure that the Manager and/or any Operator will, promptly inform the Bank upon the issuance to the Manager or any Operator of a DOC and to the Ship of an SMC or the receipt by the Manager or any Operator of notification that its application for the same has been refused.

9.1.12	ISPS Code compliance

and will procure that the Manager or any Operator will, with effect on and from the date of this Agreement:

(a)	maintain at all times a valid and current ISSC in respect of the Ship;

(b)	immediately notify the Bank in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of the Ship; and

(c)	procure that the Ship will comply at all times with the ISPS Code;

9.1.13	Employment

(a)	advise the Bank of any contract of employment for the Ship which is of a duration of more than twelve (12) months;

(b)	deliver to the Bank a copy of any Charter entered into;

(c)
(1) execute a Charter Assignment in respect of any Charter and (2) execute any notice of assignment required in connection therewith and promptly procure the acknowledgement of any such notice of assignment by the relevant Charterer; and

(d)	pay all legal and other costs incurred by the Bank in connection with any such Charter Assignment;

9.1.14	Banking operations

and will ensure that income in connection with the Ship will be deposited in the Operating Account; and

9.1.15	Know your customer information

provide the Bank with information concerning the corporate structure and financial affairs of the Borrower as the Bank may reasonably require.

9.2	Security value maintenance

9.2.1	Security shortfall

If at any time the Security Value shall be less than the Security Requirement, the Bank may give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall (unless the Ship has become a Total Loss) within a period of fifteen (15) days of the date of receipt by the Borrower of the Bank’s said notice either:

(a)
prepay such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

(b)
constitute to the satisfaction of the Bank such further security for the Loan as shall be acceptable to the Bank having a value for security purposes (as determined by the Bank in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

Clause 5.5 shall apply to prepayments under clause 9.2.1(a).

9.2.2	Valuation of Ship

The Ship shall at the discretion of the Bank from time to time, for the purposes of this clause 9.2, be valued in Dollars by an independent firm of shipbrokers appointed by the Bank in its sole discretion (each such valuation to be made without, unless required by the Bank, physical inspection and on the basis of a sale for prompt delivery for cash at arms length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other engagement concerning the Ship). Such valuation shall constitute the value of the Ship for the purposes of this clause 9.2.

The value of the Ship determined in accordance with the provisions of this clause 9.2 shall be binding upon the parties hereto until such time as any further such valuations shall be obtained.

9.2.3	Information

The Borrower undertakes to the Bank to supply to the Bank and to any such shipbrokers such information concerning the Ship and its condition as such shipbrokers may reasonably require for the purpose of making any such valuation.

9.2.4	Costs

All costs in connection with the Bank obtaining any valuation of the Ship twice per calendar year and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to clause 9.2.1(b) twice per calendar year, shall be borne by the Borrower. Also the cost of additional valuations of the Ship shall be for the account of the Borrower, whilst an Event of Default has occurred and is continuing.

9.2.5	Valuation of additional security

For the purpose of this clause 9.2, the value of any additional security provided or to be provided to the Bank shall be determined by the Bank in its absolute discretion without any necessity for the Bank assigning any reason thereto.

9.2.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 9.2, the Bank shall be entitled to receive such evidence and documents of the kind referred to in schedule 2 as may in the Bank’s opinion be appropriate and such favourable legal opinions as the Bank shall in its absolute discretion require.

9.2.7	Security release

If the Security Value:

(a)
at any time during the period commencing on the date of this Agreement and ending on the Third Anniversary, exceeds one hundred and ten per cent (110%) of the aggregate of (i) the Loan (or the Equivalent Amount in Dollars when the Loan or part thereof is denominated in one or more Optional Currencies) and (ii) the cost (if any) (as certified by the Bank whose certificate shall in the absence of manifest error, be binding on the Borrower) of terminating any Transaction entered into pursuant to the Master Agreement; and

(b)
at any time after the Third Anniversary, exceeds one hundred and twenty per cent (120%) of the aggregate of (i) the Loan (or the Equivalent Amount in Dollars when the Loan or part thereof is denominated in one or more Optional Currencies) and (ii) the cost (if any) (as certified by the Bank whose certificate shall in the absence of manifest error, be binding on the Borrower) of terminating any Transaction entered into pursuant to the Master Agreement, and the Borrower shall previously have provided further security to the Bank pursuant to clause 9.2.1(b) then the Bank shall, as soon as reasonably practicable after receiving a written request from the Borrower to do so and subject to being indemnified to its satisfaction against the cost of doing so, release any such further security specified by the Borrower provided that the Bank is satisfied that, immediately following such release, the Security Value will be equal to or in excess of the Security Requirement.

9.3	Negative undertakings

The Borrower undertakes with the Bank that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Commitment remains outstanding, it will not, without the prior written consent of the Bank:

9.3.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues (including, but not limited to the Borrower’s rights against the Bank under any Transaction and/or the Master Swap Agreement or all or part of the Borrower’s interest in any amounts payable to the Borrower by the Bank under such Transaction and/or the Master Swap Agreement) to secure or prefer any present or future Indebtedness or other liability or obligation of the Borrower or any other person;

9.3.2	No merger

merge or consolidate with any other person or enter into any demerger, amalgamation, restructuring or redomiciliation of any kind whatsoever;

9.3.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 9.3.3 material in the opinion of the Bank in relation to the undertakings, assets, rights and revenues of the Borrower) of its present or future undertaking, assets, rights or revenues whether by one or a series of transactions related or not;

9.3.4	Other business

undertake any business other than the ownership and operation of the Ship and the chartering of the Ship to third parties;

9.3.5	Acquisitions

acquire any further assets other than the Ship and rights arising under contracts entered into by or on behalf of the Borrower in the ordinary course of its business of owning, operating and chartering the Ship;

9.3.6	Other obligations

incur any obligations except for obligations arising under the Management Agreement or the Security Documents or contracts entered into in the ordinary course of its business of owning, operating and chartering the Ship;

9.3.7	No borrowing

incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;

9.3.8	Repayment of borrowings

repay the principal of, or pay interest on or any other sum in connection with any of its Borrowed Money except for Borrowed Money pursuant to the Security Documents;

9.3.9	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except pursuant to the Security Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which the Ship is entered, guarantees required to procure the release of such Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of the Ship;

9.3.10	Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

9.3.11	Sureties

permit any Indebtedness of the Borrower to any person (other than the Bank) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which the Ship is entered, guarantees required to procure the release of the Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of the Ship);

9.3.12	Share capital and distribution

purchase or otherwise acquire for value any shares of its capital or distribute any of its present or future assets, undertakings, rights or revenues to any of its shareholders provided however that, notwithstanding the provisions of this clause 9.3.12, the Borrower shall have the right to declare or pay cash dividends as long as no Event of Default has occurred and is continuing nor will an Event of Default occur because of such declaration or payment;

9.3.13	Shareholding and structure

permit any change in (a) the ultimate ownership of the shares in the Borrower and the Manager from that described to the Bank during the negotiation of this Agreement and (b) the corporate or legal or business structure of the Borrower and the Manager from that described to the Bank by the Borrower in the negotiation of this Agreement;

9.3.14	Subsidiaries

form or acquire any Subsidiaries;

9.3.15	Manager

appoint any manager of the Ship other than the Manager; and

9.3.16	Constitutional documents

make any change to its constitutional documents.

9.4	Cash Collateral Account Balance

The Borrower undertakes to procure that the Manager will deposit, on the date of this Agreement in the Cash Collateral Account, the Cash Collateral Deposit and maintain the same until the Third Anniversary following which, the Manager, only once per calendar year and only on an Interest Payment Date, shall be entitled to withdraw from the Cash Collateral Account such amount that following the said withdrawal the balance of the Cash Collateral Account shall be equal to the applicable fraction of the Cash Collateral Deposit (and for the purposes of this clause the expression “applicable fraction” means a fraction having as numerator the Equivalent Amount in Dollars of the Loan prior to such withdrawal and as denominator the original Dollar Amount of the Loan).

10	Conditions

10.1	Documents and evidence

The obligation of the Bank to make the Commitment available shall be subject to the condition that:

10.1.1
the Bank, or its duly authorised representative, shall have received, not later than two (2) Banking Days before the day on which the Drawdown Notice is given, the documents and evidence specified in Part 1 of schedule 2 in form and substance satisfactory to the Bank; and

10.1.2
the Bank, or its duly authorised representative, shall have received, on or prior to the Drawdown Date, the documents and evidence specified in Part 2 of schedule 2 in form and substance satisfactory to the Bank.

10.2	General conditions precedent

The obligation of the Bank to make the Loan shall be subject to the further condition that, at the time of the giving of the Drawdown Notice, and at the time of the making of the Loan:

10.2.1
the representations and warranties contained in clauses 8.1 and 8.2 are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

10.2.2	no Default shall have occurred and be continuing or would result from the making of the Loan.

10.3	Waiver of conditions precedent

The conditions specified in this clause 10 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part and with or without conditions.

10.4	Further conditions precedent

Not later than five (5) Banking Days prior to the Drawdown Date and not later than five (5) Banking Days prior to each Interest Payment Date, the Bank may request and the Borrower shall, not later than two (2) Banking Days prior to such date, deliver to the Bank on such request further favourable certificates and/or opinions as to any or all of the matters which are the subject of clauses 8, 9, 10 and 11;

11	Events of Default

11.1	Events

There shall be an Event of Default if:

11.1.1
Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

11.1.2
Master Swap Agreement: (i) an Event of Default or Potential Event of Default (in each case as defined in the Master Swap Agreement) has occurred and is continuing under the Master Swap Agreement or (ii) an Early Termination Date (as defined in the Master Swap Agreement) has occurred or been or become capable of being effectively designated under the Master Swap Agreement or (iii) a person entitled to do so gives notice of an Early Termination Date under section 6(b)(iv) of the Master Swap Agreement or (iv) the Master Swap Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or

11.1.3
Breach of Insurance and certain other obligations: the Borrower fails to obtain and/or maintain the Insurances (as defined in, and in accordance with the requirements of, the Security Documents) or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the Insurances or for any other failure or default on the part of the Borrower or any other person or the Borrower commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 9.2, 9.3 or 9.4; or

11.1.4	Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the

Security Documents (other than those referred to in clauses 11.1.1, 11.1.2 and 11.1.3 above) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within fourteen (14) days of the Bank notifying the relevant Security Party of such default and of such required action; or

11.1.5
Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect; or

11.1.6
Cross-default: any Indebtedness of the Borrower is not paid when due or any Indebtedness of the Borrower becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the Borrower of a voluntary right of prepayment) or any creditor of the Borrower becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to the Borrower relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the Borrower shall have satisfied the Bank that such withdrawal, suspension or cancellation will not affect or prejudice in any way the Borrower’s ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party in respect of Indebtedness is not honoured when due and called upon; or

11.1.7
Legal process: any judgment or order made against the Borrower is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of the Borrower and is not discharged within seven (7) days; or

11.1.8
Insolvency: the Borrower is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

11.1.9	Reduction or loss of capital: a meeting is convened by the Borrower for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or

11.1.10
Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up or an order is made or resolution passed for the winding up of the Borrower or a notice is issued convening a meeting for the purpose of passing any such resolution; or

11.1.11
Administration: any petition is presented, notice is given or other step is taken for the purpose of the appointment of an administrator of the Borrower or the Bank believes that any such petition or other step is imminent or an administration order is made in relation to the Borrower; or

11.1.12
Appointment of receivers and managers: any administrative or other receiver is appointed of the Borrower or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of the Borrower; or

11.1.13	Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by the Borrower or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its Indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

11.1.14
Analogous proceedings: there occurs, in relation to the Borrower, in any country or territory in which it carries on business or to the jurisdiction of whose courts any part of its assets is subject, any event which, in the reasonable opinion of the Bank, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 11.1.7 to 11.1.13 (inclusive) or any Security Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

11.1.15	Cessation of business: the Borrower suspends or ceases or threatens to suspend or cease to carry on its business; or

11.1.16
Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, the Borrower are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

11.1.17
Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

11.1.18
Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for the Bank to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

11.1.19	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

11.1.20	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

11.1.21
Material adverse change: there occurs, in the opinion of the Bank, a material adverse change in the financial condition of the Borrower by reference to the financial position of the Borrower as described by the Borrower to the Bank in the negotiation of this Agreement; or

11.1.22
Arrest: the Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the Borrower and the Borrower shall fail to procure the release of the Ship within a period of fourteen (14) days thereafter; or

11.1.23	Registration: the registration of the Ship under the laws and flag of the Flag State is canceled or terminated without the prior written consent of the Bank; or

11.1.24
Unrest: the Flag State becomes involved in hostilities or civil war or there is a seizure of power in the Flag State by unconstitutional means if, in any such case, such event could in the opinion of the Bank reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

11.1.25
Environment: the Borrower and/or any of its Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or the Ship is involved in any incident which gives rise or may give rise to an Environmental Claim if, in any such case, such non-compliance or incident or the consequences thereof could, in the opinion of the Bank, reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Borrower or any other Security Party or on the security constituted by any of the Security Documents; or

11.1.26
P&I: the Borrower or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which the Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where the Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

11.1.27	Ownership: there is any change in the ultimate ownership of the shares in the Borrower or the Manager from that described to the Bank in the negotiation of this Agreement; or

11.1.28
Material events: any other event occurs or circumstance arises which, in the opinion of the Bank, is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents (including, for the avoidance of doubt,) the Master Swap Agreement) or (ii) the security created by any of the Security Documents.

11.2	Acceleration

The Bank may, without prejudice to any other rights of the Bank, at any time after the happening of an Event of Default so long as the same is continuing by notice to the Borrower declare that:

11.2.1	the obligation of the Bank to make the Commitment available shall be terminated, whereupon the Commitment shall be reduced to zero forthwith; and/or

11.2.2
the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

11.3	Demand basis

If, pursuant to clause 11.2.2, the Bank declares the Loan to be due and payable on demand, the Bank may by written notice to the Borrower (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

12	Indemnities

12.1	Miscellaneous indemnities

The Borrower shall on demand indemnify the Bank, without prejudice to any of the Bank’s other rights under any of the Security Documents, against any loss or expense which the Bank shall certify as sustained or incurred by it as a consequence of:

12.1.1	any default in payment by the Borrower of any sum under any of the Security Documents when due;

12.1.2	the occurrence of any other Event of Default;

12.1.3
any prepayment of the Loan or part thereof being made under clauses 5.3, 9.2 or 13.1, or any other repayment or prepayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid; or

12.1.4	the Loan or part thereof not being made for any reason (excluding any default by the Bank) after the Drawdown Notice has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding the Loan or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan or any part thereof.

12.2	Currency indemnity

If any sum due from the Borrower under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrower shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrower under this clause 12.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

12.3	Environmental indemnity

The Borrower shall indemnify the Bank on demand and hold the Bank harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against the Bank at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the Bank if such Environmental Claim would not have been, or been capable of being, made or asserted against the Bank if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

13	Unlawfulness and increased costs

13.1	Unlawfulness

If it is or becomes contrary to any law or regulation for the Bank to advance the Loan or an Advance or to, maintain the Commitment or fund the Loan or an Advance the Bank shall promptly give notice to the Borrower whereupon (a) the Commitment shall be reduced to zero and (b) the Borrower shall be obliged to prepay the Loan either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest and commitment commission accrued to the date of prepayment and all other sums payable by the Borrower under this Agreement and/or the Master Swap Agreement;

13.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

13.2.1
subject the Bank to Taxes or change the basis of Taxation of the Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of the Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

13.2.2	increase the cost to, or impose an additional cost on, the Bank or its holding company in making or keeping the Commitment available or maintaining or funding all or part of the Loan; and/or

13.2.3	reduce the amount payable or the effective return to the Bank under any of the Security Documents; and/or

13.2.4
reduce the Bank’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to the Bank’s obligations under any of the Security Documents; and/or

13.2.5	require the Bank or its holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by the Bank under any of the Security Documents; and/or

13.2.6
require the Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Commitment or the Loan from its capital for regulatory purposes, then and in each such case (subject to clause 13.3);

(a)	the Bank shall notify the Borrower in writing of such event promptly upon its becoming aware of the same; and

(b)
the Borrower shall on demand pay to the Bank the amount which the Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which the Bank or its holding company regards as confidential) is required to compensate the Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, foregone return or loss.

For the purposes of this clause 13.2 “holding company” means the company or entity (if any) within the consolidated supervision of which the Bank is included.

13.3	Exception

Nothing in clause 13.2 shall entitle the Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is (a) taken into account in calculating the Additional Cost or (b) the subject of an additional payment under clause 7.6.

14	Security and set-off

14.1	Application of moneys

All moneys received by the Bank under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 14.1 shall be applied by the Bank in the following manner:

14.1.1
first in or towards payment of all unpaid fees, commissions and expenses which may be owing to the Bank under any of the Security Documents (including, for the avoidance of doubt, the Master Swap Agreement);

14.1.2	secondly in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;

14.1.3	thirdly in or towards repayment of the Loan (whether the same is due and payable or not);

14.1.4
fourthly in or towards payment to the Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;

14.1.5	fifthly, in or towards payment to the Bank of any sum owing to the Bank under the Master Swap Agreement;

14.1.6	sixthly in or towards payment to the Bank of any other sums owing to it under any of the other Security Documents; and

14.1.7	seventhly the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled to receive such surplus.

14.2	Set-off

14.2.1
The Borrower authorises the Bank (without prejudice to any of the Bank’s rights at law, in equity or otherwise), at any time and without notice to the Borrower, to apply any credit balance to which the Borrower is then entitled standing upon any account of the Borrower with any branch of the Bank in or towards satisfaction of any sum due and payable from the Borrower to the Bank under any of the Security Documents. For this purpose, the Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.

14.2.2
Without prejudice to its rights hereunder and/or under the Master Swap Agreement, the Bank may at the same time as, or at any time after, any Default under this Agreement or the Borrower’s default under the Master Swap Agreement, set-off any amount due now or in the future from the Borrower to the Bank under this Agreement against any amount due from the Bank to the Borrower under the Master Swap Agreement and apply the first amount in discharging the second amount. The effect of any set-off under this clause 14.2.2 shall be effective to extinguish or, as the case may require, reduce the liabilities of the Bank under the Master Swap Agreement. The Bank shall not be obliged to exercise any right given to it by this clause 14.2. The Bank shall notify the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

14.3	Further assurance

The Borrower undertakes that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of the Bank enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Bank may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

14.4	Conflicts

In the event of any conflict between this Agreement and any of the other Borrower’s Security Documents, the provisions of this Agreement shall prevail.

15	Accounts

15.1	General

15.1.1
The Borrower undertakes with the Bank that it will procure that all moneys payable to the Borrower in respect of the Earnings (as defined in the General Assignment) of the Ship shall, unless and until the Bank directs to the contrary pursuant to clause 2.1.1 of the General Assignment, be paid to the Operating Account; and

15.1.2	The Borrower undertakes with the Bank that it will procure that the Manager on or before the Drawdown Date opens each of the Accounts;

15.2	Charging of Accounts

The Accounts and all amounts standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Accounts Pledges.

16	Assignment, transfer and lending office

16.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Bank and the Borrower and their respective successors.

16.2	No assignment by Borrower

The Borrower may not assign or transfer any of its rights or obligations under this Agreement.

16.3	Assignment by Bank

The Bank may assign all or any part of its rights under this Agreement or under any of the other Security Documents to any other bank or financial institution (an “Assignee”) without the consent of the Borrower.

16.4	Transfer

The Bank may transfer all or any part of its rights, benefits and/or obligations under this Agreement and/or the Master Swap Agreement and/or any of the other Security Documents to any one or more banks or other financial institutions (a “Transferee”) without the consent of the Borrower.

16.5	Documenting assignments and transfers

If the Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clause 16.3 or 16.4, the Borrower undertakes, immediately on being requested to do so by the Bank and at the cost of the Bank, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Assignee or Transferee all or the relevant part of the Bank’s interest in the Security Documents and all relevant references in this Agreement to the Bank shall thereafter be construed as a reference to the Bank and/or its Assignee or Transferee (as the case may be) to the extent of their respective interests.

16.6	Lending office

The Bank shall lend through its office at the address specified above or through any other office of the Bank selected from time to time by it through which the Bank wishes to lend for the purposes of this Agreement. If the office through which the Bank is lending is changed pursuant to this clause 16.6, the Bank shall notify the Borrower promptly of such change.

16.7	Disclosure of information

The Bank may disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrower as the Bank shall consider appropriate.

17	Notices and other matters

17.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

17.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form,

17.1.2
be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

17.1.3	be sent:

(a)	if to the Borrower at:

32 Karamanli Avenue
166 05 Voula
Greece

Fax no: +30 210 895 6900
Attention: George Papadopoulos

(b)	if to the Bank at:

Bayerische Hypo- und Vereinsbank Aktiengesellschaft
7 Heraklitou Street
Athens 106 73
Greece

Fax No: +30 210 412 6597
Attention: The Manager

or to such other address and/or numbers as is notified by one party to the other party under this Agreement.

17.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Bank to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

17.3	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

18	Governing law and jurisdiction

18.1	Law

This Agreement is governed by and shall be construed in accordance with English law.

18.2	Submission to jurisdiction

The Borrower agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrower or any of its assets may be brought in the English courts. The Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Cheeswrights at present of 10 Philpot Lane, London EC3M 8BR, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrower in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrower may have against the Bank arising out of, or in connection with, this Agreement.

18.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

Form of Drawdown Notice

(referred to in clause 2.2)

[Date]

To:	Bayerische Hypo- und Vereinsbank Aktiengesellschaft
7 Heraklitou Street
Athens 106 73
Greece

Thirty six million Dollars ($36,000,000) Loan
Loan Agreement dated [•] 2007

We refer to the above Loan Agreement and hereby give you notice that we wish to draw down the Loan, namely Thirty six million Dollars ($36,000,000) on [•] [and select a first Interest Period in respect thereof of • months] [the first Interest Period in respect thereof to expire on {date}]. The funds should be credited to [name and number of account] with [details of bank in [New York] [principal financial centre for relevant Optional Currency] [in the following Advances].

Dollar Amount	Currency in which Advance is to be outstanding	Interest Period	Please credit the funds to:
[●]

We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)
the representations and warranties contained in clauses 8.1 and 8.2 of the Loan Agreement are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)
the borrowing to be effected by the drawdown of the Loan will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded;

(d)	there has been no material adverse change in our financial position from that described by us to the Bank in the negotiation of the Loan Agreement; and

(e)	we will use the proceeds of the Loan for our benefit and under our full responsibility and exclusively for the purpose specified in the Loan Agreement.

Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.

For and on behalf of
PEMER SHIPPING LTD

Schedule 2

Documents and evidence required as conditions precedent

(referred to in clause 10.1)

Part 1

1	Ship conditions

evidence that the Ship:

1.1	Registration and Encumbrances

is registered in the name of the Borrower through the Registry under the laws and flag of the Flag State and that the Ship and its Earnings, Insurances and Requisition Compensation (as defined in the General Assignment) are free of Encumbrances;

1.2	Classification

maintains the Classification free of all requirements and recommendations of the Classification Society; and

1.3	Insurance

is insured in accordance with the provisions of the Security Documents and all requirements of the Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which the Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to the Ship);

2	Constitutional documents

Photostat copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

3	Corporate authorisations

copies of resolutions of the directors of the Borrower and of the directors and shareholders of each other Security Party approving such of the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as:

(i)	being true and correct;

(ii)	being duly passed at meetings of the directors of such Security Party and of the shareholders of such Security Party each duly convened and held;

(iii)	not having been amended, modified or revoked; and

(iv)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

4	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

5	Certificate of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

6	Borrower’s consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of the Borrower that no consents, authorisations, licences or approvals are necessary for the Borrower to authorise or are required by the Borrower in connection with the borrowing by the Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance of the Borrower’s Security Documents;

7	Other consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each Security Party (other than the Borrower) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrower of the Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

8	Certified Management Agreement

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of the Drawdown Notice) as a true and complete copy by an officer of the Manager of the Management Agreement;

9	Valuation

a valuation (dated not more than five (5) days prior to the date of the Drawdown Notice) of the Ship demonstrating that the market value of the Ship, determined in accordance with clause 9.2.2, is acceptable to the Bank;

10	Insurance opinion

an opinion from BankServe Insurance Services Limited insurance consultants to the Bank, on the insurances effected or to be effected in respect of the Ship upon and following the Drawdown Date;

11	Accounts

evidence that the Operating Account, the Cash Collateral Account and the Multicurrency Cash Collateral Account have been opened; and

12	Cash Collateral Account

evidence that the Cash Collateral Deposit has been made.

Part 2

1	Security Documents, letters and other documents

the Mortgage, the Deed of Covenant, the General Assignment, the Manager’s Undertaking, the Master Swap Agreement, the Master Agreement Security Deed, the Account Pledges and any Charter Assignment all duly executed;

2	Mortgage registration

evidence that the Mortgage and the Deed of Covenant have been registered against the Ship through the Registry under the laws and flag of the Flag State;

3	Notices of assignment

copies of duly executed notices of assignment required by the terms of the Security Documents and in the forms prescribed by the Security Documents;

4	Cyprus opinion

an opinion of Messrs. Chrysses Demetriades & Co., special legal advisers to the Bank on matters of Cyprus Law;

5	Liberian legal opinion

an opinion of Seward & Kissel LLP, special legal advisers to the Bank on matters of Liberian Law;

6	Greek legal opinion

an opinion of Law Office Gr. J. Timagenis, special legal advisers to the Bank, on matters of Greek law, the cost of which will be borne by the Bank;

7	Further opinions

any such further opinion as may be required by the Bank;

8	Borrower’s process agent

a letter from the Borrower’s agent for receipt of service of proceedings referred to in clause 18.2 accepting its appointment under the said clause and under each of the other Security Documents in which it is or is to be appointed as the Borrower’s agent;

9	Manager’s process agent

a letter from the Manager’s agent for receipt of service of proceedings referred to in clause 7.2 of the Manager’s Undertaking accepting its appointment under the said clause;

10	Registration forms

such statutory forms duly signed by the Borrower and the other Security Parties as may be required by the Bank to perfect the security contemplated by the Security Documents;

11	Manager’s confirmation

the Manager has confirmed in writing that the representations and warranties set out in clauses 8.2.9, 8.2.10 and 8.2.11 are true and correct;

12	Application for DOC and SMC

a certified copy of the DOC and evidence satisfactory to the Bank that the Operator has applied to the relevant Regulatory Agency for an SMC for the Ship to be issued pursuant to the Code within any time limit required or recommended by such Regulatory Agency;

13	ISPS Code

evidence satisfactory to the Bank that the Ship is subject to a ship security plan that complies with the ISPS Code and a copy of the ISSC for the Ship;

14	Fee

evidence that the fees due under clause 6.1 have been paid in full; and

15	Due Diligence

evidence that all information required in order for the Bank to complete its due diligence formalities required in connection with this Agreement has been provided and is satisfactory to the Bank in all respects.

Schedule 3

Form of Mortgage

Private & Confidential

Dated March 2007

PEMER SHIPPING LTD	(1)
and
BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT	(2)

MORTGAGE AND DEED OF COVENANT relating to m.v. Pedhoulas Merchant

REPUBLIC OF CYPRUS

The Merchant Shipping (Registration of Ships, Sales and Mortgages) Law, 1963, (as amended).

FIRST STATUTORY MORTGAGE (TO SECURE ACCOUNT CURRENT)
(BODY CORPORATE)

I.M.O. No. CALL SIGN	Name of Ship	Year of Registry or Date of Provisional Registry/ Port of Registry

9279800 C4JL2	Pedhoulas Merchant	92/2006, Limassol, Cyprus

Whether a Sailing, Steam or Motor Ship	Horse Power of Engines, if any

Motor Ship	9400 kw

Metres

Length (Article 2(8))	222,55
Breadth (Regulation 2(3))	32,26
Moulded depth amidships to Upper Deck (Regulation 2(2))	20,03

Number of Tons

Gross: 43151	Net: 27614

and as described in more detail in the Certificate of the Surveyor and the Register Book.

WHEREAS there is an Account Current between PEMER SHIPPING LTD whose registered office is at 80 Broad Street, Monrovia, Liberia, (hereinafter sometimes called the “Mortgagor”) and BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT, whose registered office is at Am Tucherpark 16, D-80538, Munich, Germany, acting for the purposes of this Deed through its office at 7 Heraklitou Street, 106 73 Athens, Greece (hereinafter sometimes called the “Mortgagee” which expression shall include its successors, assignees and transferees), regulated by (i) a Loan Agreement (hereinafter, as the same may from time to time be amended, varied or supplemented called the “Loan Agreement”) dated
March 2007 made between the Mortgagor and the Mortgagee, (ii) an ISDA Master Agreement (together with the Schedule thereto) dated March 2007 made between the Mortgagor and the Mortgagee (the said ISDA Master Agreement and Schedule thereto, as the same may from time to time be amended, varied or supplemented and all Confirmations (as therein defined) from time to time exchanged under the said ISDA Master Agreement hereinafter together referred to as the “Master Swap Agreement”) and (iii) a Deed of Covenant bearing even date herewith made between the Mortgagor and the Mortgagee supplemental to this Mortgage (hereinafter, as the same may from time to time be amended, varied or supplemented called the “Deed of Covenant”) and WHEREAS pursuant to the Loan Agreement the Mortgagor has agreed to execute this Mortgage in favour of the Mortgagee for the purposes of securing payment by the Mortgagor to the Mortgagee of all sums for the time being owing by the Mortgagor to the Mortgagee under the Loan Agreement, the Master Swap Agreement and the Deed of Covenant (as each of the same may from time to time hereafter be amended, varied or supplemented) in the manner and the times set forth therein and WHEREAS the amount of principal and interest due at any given time and the manner and time for payment can be ascertained by reference to the Loan Agreement, the Master Swap Agreement and the Deed of Covenant (each as so amended, varied or supplemented) and/or to the books of account or other accounting records of the Mortgagee.

NOW we the said PEMER SHIPPING LTD in consideration of the premises for ourselves and our successors, covenant with the said BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT and its successors, assigns or transferees to pay to him, them or it the sums for the time being due to the Mortgagee whether by way of principal or interest or otherwise at the times and in the manner aforesaid.

AND for the purpose of better securing to the said BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT and its successors and assigns the payment of such sums as last aforesaid, we the Mortgagor do hereby mortgage to the said BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT all one hundred one hundredth (100/100th) shares, of which we are the owner in the Ship above particularly described and in her boats and appurtenances.

Lastly, we the Mortgagor for ourselves and our successors covenant with the Mortgagee and its successors, assigns or transferees that we have power to mortgage in the manner aforesaid the above mentioned shares, and that the same are free from encumbrances.

I N W I T N E S S WHEREOF this Mortgage has been duly executed the             day of             Two Thousand and Seven.

SIGNED, SEALED AND DELIVERED	)
as a DEED	)
by	)
as the duly authorised attorney-in-fact	)
of	)
PEMER SHIPPING LTD	)	___________________________
pursuant to a Power of Attorney	)
dated	)
in the presence of:-)
__________________________________

MEMORANDUM OF RECORDING THE MORTGAGE
BY THE REGISTRAR OF CYPRUS SHIPS

Mortgage “                            ” entered in the Register on the              day of            at    hours pursuant to Section 31(3) of the Merchant Shipping (Registration of Ships, Sales and Mortgages) Law, 1963 (as amended).

________________________  (Seal)
Registrar of Cyprus Ships

INSTRUMENT OF TRANSFER OF MORTGAGE

WE, the within-mentioned in consideration of ______________________________ this day paid to us by _________________ of __________________ hereby transfer to him / them the  benefit of the within-written security.

IN WITNESS WHEREOF we have hereunto executed this Instrument of Transfer this ________ day of ___________

SIGNED, SEALED AND DELIVERED	)
by	)
as the duly authorised Attorney of	)
)
pursuant to a Power of Attorney	)
dated	)
in the presence of:-)

_____________________________________
Name:
Title:
Seat:
of Consular Officer/Notary Public/Certifying Officer

MEMORANDUM OF RECORDING
OF TRANSFER OF MORTGAGE BY REGISTRAR OF CYPRUS SHIPS

Transfer of Mortgage “               ” entered in the Register on the __________ day of______________ 200____at ________ hours pursuant to Section 37 of the Merchant Shipping (Registration of Ships, Sales and Mortgages) Law, 1963, (as amended).

________________________    (Seal)
Registrar of Cyprus Ships

MEMORANDUM OF DISCHARGE OF MORTGAGE

RECEIVED all sums due / the sum of ______________________________________________  in discharge of the within-written security.

IN WITNESS WHEREOF we have hereunto executed this Memorandum this ____ day of _____________________
THE COMMON SEAL OF	)
)
was hereunto affixed	)
in the presence of:-)

_________________________

_________________________

or

SIGNED, SEALED AND DELIVERED	)
by	)
and	)
as the duly authorised Attorney/	)	_________________________
Signatories of	)
	)	_________________________
pursuant to a Power of Attorney/	)
Instruments of Procuration dated	)
in	)
the presence of:-)

_________________________
Name:
Title:
Seat:
of Consular Officer/Notary Public/Certifying Officer

* Signature(s) and description of witnesses / sealing officers, i.e., Director, Secretary etc. (as the case may be).

Schedule 4

Form of Deed of Covenant

Private & Confidential

Dated March 2007

PEMER SHIPPING LTD	(1)
and
BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT	(2)
MORTGAGE AND DEED OF COVENANT relating to m.v. Pedhoulas Merchant

REPUBLIC OF CYPRUS

The Merchant Shipping (Registration of Ships, Sales and Mortgages) Law, 1963, (as amended).

FIRST STATUTORY MORTGAGE (TO SECURE ACCOUNT CURRENT)
(BODY CORPORATE)

I.M.O. No. CALL SIGN	Name of Ship	Year of Registry or Date of Provisional Registry/Port of Registry

9279800 C4JL2	Pedhoulas Merchant	92/2006, Limassol, Cyprus

Whether a Sailing, Steam or Motor Ship	Horse Power of Engines, if any

Motor Ship	9400 kw

Metres

Length (Article 2(8))	222,55
Breadth (Regulation 2(3))	32,26
Moulded depth amidships to Upper Deck (Regulation 2(2))	20,03

Number of Tons

Gross: 43151	Net: 27614

and as described in more detail in the Certificate of the Surveyor and the Register Book.

WHEREAS there is an Account Current between PEMER SHIPPING LTD whose registered office is at 80 Broad Street, Monrovia, Liberia, (hereinafter sometimes called the “Mortgagor”) and BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT, whose registered office is at Am Tucherpark 16, D-80538, Munich, Germany, acting for the purposes of this Deed through its office at 7 Heraklitou Street, 106 73 Athens, Greece (hereinafter sometimes called the “Mortgagee” which expression shall include its successors, assignees and transferees), regulated by (i) a Loan Agreement (hereinafter, as the same may from time to time be amended, varied or supplemented called the “Loan Agreement”) dated
March 2007 made between the Mortgagor and the Mortgagee, (ii) an ISDA Master Agreement (together with the Schedule thereto) dated March 2007 made between the Mortgagor and the Mortgagee (the said ISDA Master Agreement and Schedule thereto, as the same may from time to time be amended, varied or supplemented and all Confirmations (as therein defined) from time to time exchanged under the said ISDA Master Agreement hereinafter together referred to as the “Master Swap Agreement”) and (iii) a Deed of Covenant bearing even date herewith made between the Mortgagor and the Mortgagee supplemental to this Mortgage (hereinafter, as the same may from time to time be amended, varied or supplemented called the “Deed of Covenant”) and WHEREAS pursuant to the Loan Agreement the Mortgagor has agreed to execute this Mortgage in favour of the Mortgagee for the purposes of securing payment by the Mortgagor to the Mortgagee of all sums for the time being owing by the Mortgagor to the Mortgagee under the Loan Agreement, the Master Swap Agreement and the Deed of Covenant (as each of the same may from time to time hereafter be amended, varied or supplemented) in the manner and the times set forth therein and WHEREAS the amount of principal and interest due at any given time and the manner and time for payment can be ascertained by reference to the Loan Agreement, the Master Swap Agreement and the Deed of Covenant (each as so amended, varied or supplemented) and/or to the books of account or other accounting records of the Mortgagee.

NOW we the said PEMER SHIPPING LTD in consideration of the premises for ourselves and our successors, covenant with the said BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT and its successors, assigns or transferees to pay to him, them or it the sums for the time being due to the Mortgagee whether by way of principal or interest or otherwise at the times and in the manner aforesaid.

AND for the purpose of better securing to the said BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT and its successors and assigns the payment of such sums as last aforesaid, we the Mortgagor do hereby mortgage to the said BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT all one hundred one hundredth (100/100th) shares, of which we are the owner in the Ship above particularly described and in her boats and appurtenances.

Lastly, we the Mortgagor for ourselves and our successors covenant with the Mortgagee and its successors, assigns or transferees that we have power to mortgage in the manner aforesaid the above mentioned shares, and that the same are free from encumbrances.

I N W I T N E S S WHEREOF this Mortgage has been duly executed the             day of             Two Thousand and Seven.

SIGNED, SEALED AND DELIVERED	)
as a DEED	)
by	)
as the duly authorised attorney-in-fact	)
of	)
PEMER SHIPPING LTD	)	____________________________
pursuant to a Power of Attorney	)
dated	)
in the presence of:-)
_________________________________

MEMORANDUM OF RECORDING THE MORTGAGE
BY THE REGISTRAR OF CYPRUS SHIPS

Mortgage “                            ” entered in the Register on the              day of            at hours pursuant to Section 31(3) of the Merchant Shipping (Registration of Ships, Sales and Mortgages) Law, 1963 (as amended).

_______________________ (Seal)
Registrar of Cyprus Ships

INSTRUMENT OF TRANSFER OF MORTGAGE

WE, the within-mentioned in consideration of __________________ this day paid to us by______________ of ____________________ hereby transfer to him / them the benefit of the within-written security.

IN WITNESS WHEREOF we have hereunto executed this Instrument of Transfer this ___________________ day of_______________

SIGNED, SEALED AND DELIVERED	)
by	)
as the duly authorised Attorney of	)
)
pursuant to a Power of Attorney	)
dated	)
in the presence of:-)

_______________________________________
Name:
Title:
Seat:
of Consular Officer/Notary Public/Certifying Officer

MEMORANDUM OF RECORDING
OF TRANSFER OF MORTGAGE BY REGISTRAR OF CYPRUS SHIPS

Transfer of Mortgage “               ” entered in the Register on the ________ day of __________ 200___at ________ hours pursuant to Section 37 of the Merchant Shipping(Registration of Ships, Sales and Mortgages) Law, 1963, (as amended).

________________________ (Seal)
Registrar of Cyprus Ships

MEMORANDUM OF DISCHARGE OF MORTGAGE

RECEIVED all sums due / the sum of __________________________________  in discharge of the within-written security.

IN WITNESS WHEREOF we have hereunto executed this Memorandum this ______ day of ____________________

THE COMMON SEAL OF	)
)
was hereunto affixed	)
in the presence of:-)

_______________________

_______________________

or

SIGNED, SEALED AND DELIVERED	)
by	)
and	)
as the duly authorised Attorney/	)	________________________
Signatories of	)
	)	________________________
pursuant to a Power of Attorney/	)
Instruments of Procuration dated	)
in	)
the presence of:-)

_______________________
Name:
Title:
Seat:
of Consular Officer/Notary Public/Certifying Officer

* Signature(s) and description of witnesses / sealing officers, i.e., Director, Secretary etc. (as the case may be).

Contents

Clause		Page

1	Definitions	1

2	Representations and warranties	5

3	Mortgage of the Ship	6

4	Covenant to pay	6

5	Continuing security and other matters	6

6	Covenants	7

7	Powers of Mortgagee to protect security and remedy defaults	15

8	Powers of Mortgagee on Event of Default	16

9	Application of moneys	18

10	Remedies cumulative and other provisions	18

11	Costs and indemnity	19

12	Attorney	19

13	Further assurance	20

14	Notices	20

15	Counterparts	20

16	Severability of provisions	20

17	Law, jurisdiction and language	20

THIS DEED OF COVENANT is dated          March 2007 and made BETWEEN:

(1)	PEMER SHIPPING LTD whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia (the “Owner”); and

(2)
BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT whose registered office is at Am Tucherpark 16, D-80538, Munich, Germany, acting for the purposes of this Deed through its office at 7 Heraklitou Street, 106 73 Athens, Greece (the “Mortgagee”).

WHEREAS:

(A)	the Owner is the sole, absolute and unencumbered, legal and beneficial owner of one hundred one hundredth (100/100th) shares in the Ship described in clause 1.2;

(B)
by a Loan Agreement dated            March 2007 and made between (1) the Owner (therein referred to as the “Borrower”) and (2) the Mortgagee (therein referred to as the “Bank”), the Mortgagee agreed (inter alia) to advance by way of a multicurrency loan to the Owner, upon the terms and conditions therein contained, a sum of up to Thirty six million Dollars ($36,000,000) or the Equivalent Amount in an Optional Currency or Optional Currencies;

(C)
by a Master Swap Agreement dated          March 2007 and made between (1) the Owner and (2) the Mortgagee, the Mortgagee agreed the terms and conditions upon which it would enter into an interest rate swap transaction or transactions with the Owner in respect of the Loan (whether in whole or in part as the case may be from time to time);

(D)
the Owner has executed in favour of the Mortgagee a statutory mortgage of even date herewith in account current form constituting a first priority Cyprus mortgage of one hundred one hundredth (100/100th) shares in the Ship; and

(E)
this Deed is supplemental to the Loan Agreement, the Master Swap Agreement and the Mortgage and to the security thereby created and is the Deed of Covenant referred to in the Loan Agreement but shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.

NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Deed.

1.2	Definitions

In this Deed, unless the context otherwise requires:

“Approved Brokers” means such firm of insurance brokers, appointed by the Owner, as may from time to time be approved in writing by the Mortgagee for the purposes of this Deed;

“Casualty Amount” means Five hundred thousand Dollars ($500,000) (or the equivalent in any other currency);

“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances

1

against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Cyprus” means the Republic of Cyprus;

“Earnings” means all moneys whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

“Event of Default” means any failure by the Owner or any other party to the Loan Agreement and the other Security Documents (other than the Mortgagee) to perform, observe, comply with or discharge any of the covenants, terms, conditions or obligations on their part to be performed, observed, complied with or discharged pursuant to the Loan Agreement and the other Security Documents or any of them in the manner, within the time (including the applicable grace period, if any) and otherwise in accordance with the terms and conditions of the Loan Agreement and the other Security Documents and includes, without limitation to the generality of the foregoing, any of the events set out in clause 11 of the Loan Agreement;

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagee or any Receiver) of:

(a)
all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including, without limitation, Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Mortgagee or any Receiver in connection with the exercise of the powers referred to in or granted by this Deed or otherwise payable by the Owner in accordance with clause 11; and

(b)
interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Mortgagee or any Receiver until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 3.4 of the Loan Agreement (as conclusively certified by the Mortgagee or such Receiver, as the case may be);

“Insurances” means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Mortgagee or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Loan” means the principal amount advanced by the Mortgagee to the Owner pursuant to the Loan Agreement or, as the context may require, the amount thereof at any time outstanding;

“Loan Agreement” means the agreement dated           March 2007 mentioned in recital (B) hereto;

“Loss Payable Clauses” means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance

2

documents, such provisions to be in the forms set out in schedule 1 to the General Assignment, or in such other forms as may from time to time be agreed in writing by the Mortgagee;

“Master Swap Agreement” means the agreement made between the Mortgagee and the Owner dated          March 2007 mentioned in recital (C) hereto, comprising an ISDA Master Agreement and the Schedule thereto in the form or substantially in the form set out in schedule 7 to the Loan Agreement, together with any Confirmations (as defined therein) supplemental thereto;

“Master Swap Agreement Liabilities” means, at any relevant time, all liabilities actual or contingent, present or future, of the Owner to the Mortgagee under the Master Swap Agreement at such time;

“Mortgage” means the statutory mortgage mentioned in recital (D);

“Mortgaged Property” means:

(a)	the Ship;

(b)	the Insurances;

(c)	the Earnings; and

(d)	any Requisition Compensation;

“Mortgagee” includes the successors in title and assignees of the Mortgagee;

“Notice of Assignment of Insurances” means a notice of assignment in the form set out in schedule 2 to the General Assignment, or in such other form as may from time to time be required or agreed in writing by the Mortgagee;

“Outstanding Indebtedness” means the aggregate of the Loan, and interest accrued and accruing thereon, the Expenses, the Master Swap Agreement Liabilities and all other sums of money from time to time owing by the Owner to the Mortgagee, whether actually or contingently, under the Security Documents or any of them;

“Owner” includes the successors in title of the Owner;

“Port of Registry” means the Port of Limassol or such other port of registry approved in writing by the Mortgagee which the Ship is, or is to be registered on, at any relevant time hereafter;

“Receiver” means any receiver and/or manager appointed pursuant to clause 8.2;

“Requisition Compensation” means all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;

“Security Documents” means the Loan Agreement, this Deed, the Mortgage, the General Assignment, the Manager’s Undertaking, the Cash Collateral Account Pledge, the Multicurrency Cash Collateral Account Pledge, the Master Swap Agreement and the Master Agreement Security Deed and any other such document as is defined in the Loan Agreement as a Security Document or as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Owner pursuant to the Loan Agreement and/or the Master Swap Agreement (whether or not such document also secures moneys from time to time owing pursuant to any other document or agreement);

3

“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;

“Ship” means the vessel Pedhoulas Merchant registered at the Port of Limassol under IMO Number 9279800 and includes any share or interest therein and her engines, machinery, boats, tackle, outfit, equipment, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired and also any and all additions, improvements and replacements hereafter made in or to such vessel or any part thereof or in or to her equipment and appurtenances aforesaid;

“Total Loss” means:

(a)	the actual, constructive, compromised or arranged total loss of the Ship; or

(b)	the Compulsory Acquisition of the Ship; or

(c)
the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to the Compulsory Acquisition of the Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless the Ship be released and restored to the Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof; and

“United Kingdom” means Great Britain, Northern Ireland, the Channel Islands and the Isle of Man.

1.3	Insurance terms

In clause 6.1.1:

1.3.1
“excess risks” means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which the Ship is assessed for the purpose of such claims exceeding her insured value;

1.3.2
“protection and indemnity risks” means the usual risks (including oil pollution and freight, demurrage and defence cover) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in London (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of Clause 8 of the Institute Time Clauses Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision); and

1.3.3	“war risks” includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses Hulls - (Time) (1/11/95) attached or similar cover.

1.4	Construction of Mortgage terms

In the Mortgage:

1.4.1
references to “interest” shall be construed as references to interest covenanted to be paid in accordance with clause 4.1.2 and any interest specified in paragraph (b) of the definition of “Expenses” in clause 1.2;

4

1.4.2	references to “principal” shall be construed as references to all moneys (other than interest) for the time being comprised in the Outstanding Indebtedness;

1.4.3	the expression “all sums for the time being owing by the Mortgagor to the Mortgagee” means the whole of the Outstanding Indebtedness; and

1.4.4
the expression “Account Current” means an account or accounts which shall be kept by the Owner with the Mortgagee and from which the Mortgagee may (without giving notice or making any demand) debit any part of the Outstanding Indebtedness.

1.5	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.6	Construction of certain terms

In this Deed, unless the context otherwise requires:

1.6.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Deed and references to this Deed include its schedules;

1.6.2
references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.6.3	words importing the plural shall include the singular and vice versa;

1.6.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.6.5
references to a “guarantee” shall include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.6.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.7	Conflict with Loan Agreement

This Deed shall be read together with the Loan Agreement but in case of any conflict between the two instruments, the provisions of the Loan Agreement shall prevail.

2	Representations and warranties

2.1	The Owner hereby represents and warrants to the Mortgagee that:

2.1.1	it is the sole, absolute, legal and beneficial owner of the Ship;

2.1.2
the Ship is not subject to any charter which, if entered into after the date of this Deed, would have required the consent of the Mortgagee under clause 6.1.15, and there is no existing or intended agreement or arrangement whereby the Earnings may be shared with any person other than the Mortgagee as provided in the General Assignment;

5

2.1.3
neither the Mortgaged Property nor any part thereof is subject to any Encumbrance save as constituted by the Mortgage and this Deed and the General Assignment or otherwise permitted by the terms of this Deed; and

2.1.4	it has power and is entitled to register the Ship under the laws and flag of Cyprus.

3	Mortgage of the Ship

By way of security for payment of the Outstanding Indebtedness the Owner as beneficial owner hereby mortgages and charges to and in favour of the Mortgagee all its rights, title and interest present and future in and to the Ship.

4	Covenant to pay

4.1
In consideration of the advance by the Mortgagee to the Owner on or before the date hereof of the total principal sum of Thirty six million Dollars ($36,000,000) or the Equivalent Amount in an Optional Currency or Optional Currencies (receipt of which sum the Owner hereby acknowledges) in accordance with the provisions of the Loan Agreement, the Owner hereby covenants with the Mortgagee:

4.1.1	to repay the Loan by the instalments and on the dates referred to and otherwise in the manner and upon the terms set out in the Loan Agreement;

4.1.2
to pay interest on the Loan, and on any overdue interest or other moneys payable under the Loan Agreement, at the rate or rates from time to time applicable thereto in the manner and upon the terms set out in the Loan Agreement;

4.1.3	to pay all other moneys payable by the Owner under the Security Documents or any of them at the times and in the manner therein specified; and

4.1.4	to pay and discharge to the Mortgagee the Master Swap Agreement Liabilities on their due date.

5	Continuing security and other matters

5.1	Continuing Security

The security created by the Mortgage and this Deed shall:

5.1.1
be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance by the Owner with all of the covenants, terms and conditions contained in the Security Documents to which the Owner is or is to be a party, express or implied and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Mortgagee in respect of the Outstanding Indebtedness or any part thereof and the Mortgagee);

5.1.2
be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagee without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagee or any right or remedy of the Mortgagee thereunder; and

5.1.3	not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming

6

wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

5.2	Rights additional

All the rights, remedies and powers vested in the Mortgagee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee under the Loan Agreement, this Deed, the other Security Documents or any Collateral Instrument or at law and all the powers so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient.

5.3	No enquiry

Neither the Mortgagee nor any Receiver shall be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Mortgagee or to which the Mortgagee may at any time be entitled under the Mortgage and/or this Deed.

5.4	Obligations of Owner and Mortgagee

The Owner shall remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

5.5	Discharge of Mortgage

Notwithstanding that this Deed is expressed to be supplemental to the Mortgage it shall continue in full force and effect after any discharge of the Mortgage.

6	Covenants

6.1	The Owner hereby covenants with the Mortgagee and undertakes throughout the Security Period:

6.1.1	Insurance

(a)	Insured risks, amounts and terms

to insure and keep the Ship insured free of cost and expense to the Mortgagee and in the sole name of the Owner or, if so required by the Mortgagee, in the joint names of the Owner and the Mortgagee (but without liability on the part of the Mortgagee for premiums or calls):

(i)
against fire and usual marine risks (including excess risks) and war risks, on an agreed value basis, in such amounts (but not in any event less than whichever shall be the greater of the market value of the Ship for the time being and One hundred and twenty per cent (120%) of the aggregate of (1) the Loan and (2) the Master Swap Agreement Liabilities) and upon such terms as shall from time to time be approved in writing by the Mortgagee; and

7

(ii)
against protection and indemnity risks (including pollution risks for the highest amount in respect of which cover is or may become available for ships of the same type, size, age and flag as the Ship and a freight, demurrage and defence cover) for the full value and tonnage of the Ship (as approved in writing by the Mortgagee) and upon such terms as shall from time to time be approved in writing by the Mortgagee; and

(iii)	in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of the Ship;

and to pay to the Mortgagee the cost (as conclusively certified by the Mortgagee) of:

(aa)
any mortgagee’s interest insurance which the Mortgagee may from time to time effect in respect of the Ship upon such terms and in such amounts (not exceeding at any relevant time One hundred and ten per cent (110%) of the aggregate of (1) the Loan minus any sums standing to the credit of the Cash Collateral Account) and (2) the Master Swap Agreement Liabilities, in each case at such time) as it shall deem desirable; and

(bb)
any other insurance cover which the Mortgagee may from time to time effect in respect of the Ship and/or in respect of its interest or potential third party liability as mortgagee of the Ship as the Mortgagee shall deem desirable having regard to any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause 6.1.1.

(b)	Approved brokers, insurers and associations

to effect the insurances aforesaid in such currency as the Mortgagee may approve and through the Approved Brokers and with such insurance companies and/or underwriters as shall from time to time be approved by the Mortgagee; provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of the Ship with such war risks and protection and indemnity associations as shall from time to time be approved by the Mortgagee;

(c)	Fleet liens, set-off and cancellation

if any of the insurances referred to in clause 6.1.1(a) form part of a fleet cover, to procure that the Approved Brokers shall undertake to the Mortgagee that they shall neither set-off against any claims in respect of the Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Ship if and when so requested by the Mortgagee;

(d)	Payment of premiums and calls

punctually to pay all premiums, calls, contributions or other sums payable in respect of all such insurances and to produce all relevant receipts or other evidence of payment when so required by the Mortgagee;

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(e)	Renewal

at least fourteen (14) days before the relevant policies, contracts or entries expire, to notify the Mortgagee of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the Owner or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Mortgagee pursuant to this clause 6.1.1, to procure that appropriate instructions for the renewal of such insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity associations at least ten (10) days before the relevant policies. contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity associations will at least seven (7) days before such expiry (or within such shorter period as the Mortgagee may from time to time agree) confirm in writing to the Mortgagee as and when such renewals have been effected in accordance with the instructions so given;

(f)	Guarantees

to arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

(g)	Hull policy documents, notices, loss payable clauses and brokers’ undertakings to deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 6.1.1(a) as are effected through the Approved Brokers and procure that the interest of the Mortgagee shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and, where the Insurances have been assigned to the Mortgagee, by means of a Notice of Assignment of Insurances (signed by the Owner and by any other assured who shall have assigned its interest in the Insurances to the Mortgagee) and that the Mortgagee shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Mortgagee;

(h)	Associations’ loss payable clauses, undertakings and certificates to procure that any protection and indemnity and/or war risks associations in which the Ship is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Mortgagee with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as shall from time to time be required by the Mortgagee;

(i)	Extent of cover and exclusions

to take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Mortgagee has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Mortgagee;

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(j)	Information regarding insurances

to advise the Mortgagee of any changes in the terms and conditions of the insurance cover of the Ship in relation to the war risks insurances, the protection and indemnity insurances and the hull and machinery insurances and of any changes in the Approved Brokers and to obtain consent from the Mortgagee to such changes, and to further advise the Mortgagee of any claims in relation to the Ship and to provide the Mortgagee, as and when requested by the Mortgagee, information in relation to the progress of such claims and the settlement of these;

(k)	Independent report

if so requested by the Mortgagee, to furnish the Mortgagee from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Mortgagee dealing with the insurances maintained on the Ship and stating the opinion of such firm as to the adequacy thereof;

(l)	Collection of claims

to do all things necessary and provide all documents, evidence and information to enable the Mortgagee to collect or recover any moneys which shall at any time become due in respect of the Insurances;

(m)	Employment of Ship

not to employ the Ship or suffer the Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe;

(n)	Application of recoveries

to apply all sums receivable under the Insurances which are paid to the Owner in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received; and

(o)	Assignment of Insurances

forthwith upon being requested so to do by the Mortgagee, to assign to the Mortgagee (in such form as it may require) the Insurances and all benefits thereof;

6.1.2	Ship’s name and registration

not to change the name of the Ship and to procure that the Ship is permanently registered within ninety (90) days of the date of this Deed by filing with or producing to the Cyprus Ship Registry (and/or any other appropriate authorities) all such documents or things as they may require for such purpose and thereafter to keep the Ship registered as a Cyprus Ship at the Port of Limassol and not do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or which could or might result in the Ship being required to be registered otherwise than as a Cyprus ship at the Port of Limassol and not to register the Ship or permit its registration under any other flag or at any other port without the prior written consent of the Mortgagee;

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6.1.3	Repair

to keep the Ship in a good and efficient state of repair and procure that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Ship;

6.1.4	Modification; removal of parts; equipment owned by third parties not without the prior written consent of the Mortgagee to, or suffer any other person to:

(a)	make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or

(b)
remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Owner free from Encumbrances; or

(c)	install on the Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Ship;

6.1.5	Maintenance of class; compliance with regulations

to maintain the Classification as the class of the Ship and to comply with and ensure that the Ship at all times complies with the provisions of the Cyprus Merchant Shipping Laws and all regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered at the Port of Limassol or otherwise applicable to the Ship;

6.1.6	Surveys

to submit the Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes and to supply to the Mortgagee copies of all survey reports issued in respect thereof;

6.1.7	Inspection

to ensure that the Mortgagee, by surveyors or other persons appointed by it for such purpose, may board the Ship at all reasonable times for the purpose of inspecting her and to afford all proper facilities for such inspections and for this purpose to give the Mortgagee reasonable advance notice of any intended drydocking of the Ship (whether for the purpose of classification, survey or otherwise);

6.1.8	Prevention of and release from arrest

promptly to pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, her Earnings or Insurances or any part thereof and, in the event of a writ or libel being filed against the Ship, her Earnings or Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of the Ship in exercise or purported exercise of any such lien or claim as aforesaid, to procure the release of the Ship, her Earnings and Insurances from such arrest, detention attachment or levy or, as the case

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may be, the discharge of the writ or libel forthwith upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

6.1.9	Employment

not to employ the Ship or permit her employment in any manner, trade or business which is forbidden by international law, or which is unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Ship or permit her employment in carrying any contraband goods, or enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the Ship’s war risks insurers unless the prior written consent of the Mortgagee is obtained and such special insurance cover as the Mortgagee may require shall have been effected by the Owner and at its expense;

6.1.10	Trading

(a)	advise the Mortgagee of any contract of employment for the Ship which is of a duration of more than twelve (12) months;

(b)	deliver to the Mortgagee a copy of any Charter entered into;

(c)
(1) execute a Charter Assignment in respect of any Charter and (2) execute any notice of assignment required in connection therewith and promptly procure the acknowledgement of any such notice of assignment by the relevant Charterer; and

(d)	pay all legal and other costs incurred by the Mortgagee in connection with any such Charter Assignment;

6.1.11	Notification of certain events

to notify the Mortgagee forthwith by fax thereafter confirmed by letter of:

(a)	any damage to the Ship requiring repairs the cost of which will or might exceed the Casualty Amount;

(b)	any occurrence in consequence of which the Ship has or may become a Total Loss;

(c)	any requisition of the Ship for hire;

(d)	any requirement or recommendation made by any insurer or the Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms;

(e)	any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Earnings or Insurances or any part thereof;

(f)	any petition or notice of meeting to consider any resolution to wind up the Owner (or any event analogous thereto under the laws of the place of its incorporation);

(g)	the occurrence of any Default; or

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(h)	the occurrence of any Environmental Claim against the Owner or the Ship or any incident, event or circumstances which may give rise to any such Environmental Claim;

6.1.12	Payment of outgoings and evidence of payments

promptly to pay all tolls, dues and other outgoings whatsoever in respect of the Ship and her Earnings and Insurances and to keep proper books of account in respect of the Ship and her Earnings and, as and when the Mortgagee may so require, to make such books available for inspection on behalf of the Mortgagee, and to furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew’s wages in respect of any applicable tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

6.1.13	Encumbrances

not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to create or purport or agree to create or permit to arise or subsist any Encumbrance (other than Permitted Liens) over or in respect of the Ship, any share or interest therein or in any other part of the Mortgaged Property otherwise than to or in favour of the Mortgagee;

6.1.14	Sale or other disposal

not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to sell, agree to sell, transfer, abandon or otherwise dispose of the Ship or any share or interest therein;

6.1.15	Chartering

not without the prior written consent of the Mortgagee (which the Mortgagee shall have full liberty to withhold) and, if such consent is given, only subject to such conditions as the Mortgagee may impose, to let the Ship:

(a)	on demise charter for any period;

(b)	on terms whereby more than two (2) months’ hire (or the equivalent) is payable in advance; or

(c)	below the market rate prevailing at the time when the Ship is fixed or other than on arms’ length terms;

6.1.16	Sharing of Earnings

not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to enter into any agreement or arrangement whereby the Earnings may be shared with any other person;

6.1.17	Payment of Earnings

to procure that the Earnings are paid to the Mortgagee at all times if and when the same shall be or shall have become so payable in accordance with the Security Documents after the Mortgagee shall have directed pursuant to clause 2.1 of the General Assignment that the

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same shall be no longer receivable by the Owner and that any Earnings which are so payable and which are in the hands of the Owner’s brokers or agents are duly accounted for and paid over to the Mortgagee forthwith on demand;

6.1.18	Repairers’ liens

not without the prior written consent of the Mortgagee to put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the Casualty Amount unless such person shall first have given to the Mortgagee in terms satisfactory to it, a written undertaking not to exercise any lien on the Ship or the Earnings for the cost of such work or otherwise;

6.1.19	Manager

not without the prior written consent of the Mortgagee to appoint a manager of the Ship other than the Manager, or terminate or amend the terms of the Management Agreement;

6.1.20	Registration of Mortgage

to cause the Mortgage to be duly registered and otherwise to comply with and satisfy all the requirements and formalities established by the laws of Cyprus and to perfect the Mortgage and this Deed as a valid and enforceable first priority statutory mortgage upon the Ship and to furnish to the Mortgagee from time to time such proof as the Mortgagee may reasonably request in order to satisfy itself that the Owner has complied with the provisions of this clause 6.1.20;

6.1.21	Notice of Mortgage

to place and at all times and places to retain a properly certified copy of the Mortgage and this Deed (which shall form part of the Ship’s documents) on board the Ship with her papers and cause such certified copy of the Mortgage and this Deed to be exhibited to any and all persons having business with the Ship which might create or imply any commitment or encumbrance whatsoever on or in respect of the Ship (other than a lien for crew’s wages and salvage) and to any representative of the Mortgagee and to place and keep prominently displayed in the navigation room and in the Master’s cabin of the Ship a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE”

This Ship is subject to a first priority mortgage and deed of covenant in favour of BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT of 7 Heraklitou Street, 106 75 Athens, Greece. Under the said mortgage and deed of covenant, neither the Owner nor any charterer nor the Master of this Ship has any right, power or authority to create, incur or permit to be imposed upon this Ship any commitments or encumbrances whatsoever other than for crew’s wages and salvage and in terms of the said notice it is hereby agreed that save and subject as otherwise herein provided, neither the Owner nor any charterer nor the Master of the Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon the Ship any lien whatsoever other than for crew’s wages and salvage;

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6.1.22	Conveyance on default

where the Ship is (or is to be) sold in exercise of any power contained in this Deed or otherwise conferred on the Mortgagee, to execute, forthwith upon request by the Mortgagee, such form of conveyance of the Ship as the Mortgagee may require;

6.1.23	Anti-drug abuse

without prejudice to clause 6.1.9, to take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or located or trade or which may otherwise be applicable to the Ship and/or the Owner and, if the Mortgagee shall so require, to enter into a “Carrier Initiative Agreement” with the United States Customs and Border Control and to procure that the same agreement (or any similar agreement hereafter introduced by any Government Entity of the United States of America) is maintained in full force and effect and performed by the Owner;

6.1.24	Compliance with Environmental Laws

to comply with, and procure that all Environmental Affiliates of the Owner comply with, all Environmental Laws including, without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with, and procure that all Environmental Affiliates of the Owner obtain and comply with, all Environmental Approvals; and

6.1.25	Compliance with Code

to procure that the Manager and any Operator will, comply with and ensure that the Ship and any Operator comply with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period.

7	Powers of Mortgagee to protect security and remedy defaults

7.1	Protective action

The Mortgagee shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Deed and the other Security Documents, and all Expenses attributable thereto shall be payable by the Owner on demand together with interest thereon at the rate provided for in clause 3.4 of the Loan Agreement from the date such expense or liability was incurred by the Mortgagee until the date of actual receipt whether before or after any relevant judgement.

7.2	Remedy of defaults

Without prejudice to the generality of the provisions of clause 7.1:

7.2.1
if the Owner fails to comply with any of the provisions of clause 6.1.1 the Mortgagee shall be entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Owner’s risk) to remain in, or to proceed to and remain in a port designated by the Mortgagee until such provisions are fully complied with;

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7.2.2
if the Owner fails to comply with any of the provisions of clauses 6.1.3, 6.1.5 or 6.1.6, the Mortgagee shall be entitled (but not bound) to arrange for the carrying out of such repairs, changes or surveys as it may deem expedient or necessary in order to procure the compliance with such provisions; and

7.2.3
if the Owner fails to comply with any of the provisions of clause 6.1.8 the Mortgagee shall be entitled (but not bound) to pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or to take any such measures as it may deem expedient or necessary for the purpose of securing the release of the Ship in order to procure the compliance with such provisions and the Expenses attributable to the exercise by the Mortgagee of any such powers shall be payable by the Owner to the Mortgagee on demand.

8	Powers of Mortgagee on Event of Default

8.1	Powers

Upon the happening of any Event of Default, the Mortgagee shall become forthwith entitled by notice given to the Owner in accordance with the provisions of clause 11.2 of the Loan Agreement to declare the Outstanding Indebtedness to be due and payable immediately or in accordance with such notice and to terminate the Master Swap Agreement, whereupon the Outstanding Indebtedness shall become so due and payable and (whether or not the Mortgagee shall have given any such notice) the Mortgagee shall become forthwith entitled, as and when it may see fit, to put into force and exercise in relation to the Mortgaged Property or any part thereof all or any of the rights, powers and remedies possessed by it as mortgagee of the Mortgaged Property (whether at law, by virtue of the Mortgage and this Deed or otherwise) and in particular (without limiting the generality of the foregoing):

8.1.1	to take possession of the Ship;

8.1.2
to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate;

8.1.3
to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of any other part of the Mortgaged Property, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit, and, in the case of the Insurances, to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

8.1.4
to discharge, compound, release or compromise claims in respect of the Ship or any other part of the Mortgaged Property which have given or may give rise to any charge or lien or other claim on the Ship or any other part of the Mortgaged Property or which are or may be enforceable by proceedings against the Ship or any other part of the Mortgaged Property;

8.1.5
to sell the Ship or any share or interest therein with or without prior notice to the Owner, and with or without the benefit of any charterparty, and free from any claim by the Owner (whether in admiralty, in equity, at law or by statute) by public auction or private contract, at such place and upon such terms as the Mortgagee in its absolute discretion may determine, with power to postpone any such sale, or otherwise to sell the Ship pursuant to the Mortgagee’s statutory power of sale under section 35 of the Merchant Shipping (Registration of Ships Sales and Mortgages) Law of 1963 (as amended) and without being answerable for any loss

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occasioned by such sale or resulting from postponement thereof and with power, where the Mortgagee purchases the Ship, to make payment of the sale price by making an equivalent reduction in the amount of the Outstanding Indebtedness in the manner referred to in clause 9.1;

8.1.6
to manage, insure, maintain and repair the Ship, and to employ, sail or lay up the Ship in such manner and for such period as the Mortgagee, in its absolute discretion, deems expedient accounting only for net profits arising from any such employment; and

8.1.7	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 8.1.

8.2	Receiver

8.2.1	Appointment

At any time after the Outstanding Indebtedness shall have become due and payable in accordance with a notice given by the Mortgagee to the Owner pursuant to clause 11.2 of the Loan Agreement, the Mortgagee shall be entitled (but not bound) by writing executed as a deed or under the hand of any Director or officer of the Mortgagee to appoint any person or persons to be a receiver and/or manager of the Mortgaged Property or any part thereof (with power to authorise any joint receiver and/or manager to exercise any power independently of any other joint receiver and/or manager) and may from time to time fix his remuneration, and may remove any receiver and/or manager so appointed and appoint another in his place. Any receiver and/or manager so appointed shall be the agent of the Owner and the Owner shall be solely responsible for his acts or defaults and for his remuneration, and such receiver and/or manager so appointed shall have all powers conferred by the United Kingdom Law of Property Act 1925 without the restrictions contained in sections 93 and 103 of that Act and, in addition, power on behalf of and at the cost of the Owner (notwithstanding any liquidation of the Owner) to do or omit to do anything which the Owner could do or omit to do in relation to the Mortgaged Property or any part thereof and in particular (but without prejudice to the generality of the foregoing) any such receiver and/or manager may exercise all the powers and discretions conferred on the Mortgagee by the Mortgage and this Deed.

8.2.2	Remuneration

Any Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved, upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm, without being limited to the maximum rate specified in section 109(6) of the United Kingdom Law of Property Act 1925.

8.2.3	Liability of mortgagee in possession

Neither the Mortgagee nor any Receiver shall be liable as mortgagee in possession in respect of all or any of the Mortgaged Property to account or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

8.3	Dealings with Mortgagee or Receiver

Upon any sale of the Ship or any share or interest therein by the Mortgagee pursuant to clause 8.1.5 or pursuant to clause 12.1, or by any Receiver, the purchaser shall not be bound to see or enquire whether the Mortgagee’s (or the Receiver’s, as the case may be,) power of sale has arisen in the manner provided in this Deed and the sale shall be deemed to be within the power of the Mortgagee (or the Receiver, as the case may be) and the receipt of the Mortgagee (or the

17

Receiver, as the case may be) for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor and the sale shall operate to divest the Owner of all rights, title and interest of any nature whatsoever in the Ship and to bar any such interest of the Owner and all persons claiming through or under the Owner.

9	Application of moneys

9.1	Application

All moneys received by the Mortgagee or any Receiver in respect of sale of the Ship or any share or interest therein or in respect of the employment of the Ship pursuant to the provisions of clause 8.1.6 shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied in the manner specified in clause 14.1 of the Loan Agreement.

9.2	Shortfalls

In the event that the balance referred to in clause 9.1 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagee or the Receiver, as the case may be, shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefor.

10	Remedies cumulative and other provisions

10.1	No implied waivers; remedies cumulative

No failure or delay on the part of the Mortgagee to exercise any right, power or remedy vested in it under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagee of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagee to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy nor shall the giving by the Mortgagee of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Mortgagee to withhold or give consent to the doing of any other similar act. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

10.2	Delegation

The Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by the Mortgage and this Deed (including the power vested in it by virtue of clause 12) or any of the other Security Documents in such manner, upon such terms, and to such persons as the Mortgagee in its absolute discretion may think fit.

10.3	Incidental powers

The Mortgagee shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under the Mortgage and/or this Deed or otherwise) and in particular (but without prejudice to the generality of the foregoing), upon becoming entitled to exercise any of its powers under clause 8.1, the Mortgagee shall be entitled to discharge any cargo on board the Ship (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements in respect of the Ship, her Insurances, management, maintenance, repair, classification and employment in all respects as if the Mortgagee was the owner of the Ship, but without being responsible for any loss incurred as a result of the Mortgagee doing or omitting to do any such acts or things as aforesaid.

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11	Costs and indemnity

11.1	Costs

The Owner shall pay to the Mortgagee on demand on a full indemnity basis all expenses or liabilities of whatsoever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof, incurred by the Mortgagee in connection with the enforcement of, or preservation of any rights under, the Mortgage, this Deed or the Master Swap Agreement or otherwise in respect of the Outstanding Indebtedness and the security therefor or in connection with the preparation, completion, execution or registration of the Mortgage, this Deed or the Master Swap Agreement.

11.2	Mortgagee’s and Receiver’s indemnity

The Owner hereby agrees and undertakes to indemnify the Mortgagee and any Receiver against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Mortgagee or any such Receiver, or by any manager, agent, officer or employee for whose liability, act or omission it or he may be answerable, in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in the Mortgage, this Deed or the Master Swap Agreement or otherwise in connection therewith and herewith or with any part of the Mortgaged Property or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in the Mortgage, this Deed or the Master Swap Agreement.

12	Attorney

12.1	Power

By way of security, the Owner hereby irrevocably appoints the Mortgagee and any Receiver, jointly and also severally, to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Mortgage, this Deed, the Loan Agreement or any of the other Security Documents, or which may be deemed proper in or in connection with all or any of the purposes aforesaid (including, without prejudice to the generality of the foregoing, the execution and delivery of a bill of sale of the Ship). The power hereby conferred shall be a general power of attorney under the United Kingdom Powers of Attorney Act 1971, and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee or any Receiver may execute or do pursuant thereto. Provided always that such power shall not be exercisable by or on behalf of the Mortgagee or any Receiver until the happening of an Event of Default.

12.2	Exercise of power

The exercise of such power by or on behalf of the Mortgagee or any Receiver shall not put any person dealing with the Mortgagee or the Receiver upon any enquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such Event of Default has happened, and the exercise by the Mortgagee or the Receiver of such power shall be conclusive evidence of the Mortgagee’s or such Receiver’s right to exercise the same.

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12.3	Filings

The Owner hereby irrevocably appoints the Mortgagee and any Receiver jointly and also severally to be its attorney in its name and on its behalf and as its act and deed or otherwise of it, to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol the Mortgage and/or this Deed in any court, public office or elsewhere which the Mortgagee or the Receiver may in its or his discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof and any other assurance, document, act or thing required to be executed by the Owner pursuant to clause 13.

13	Further assurance

The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Mortgaged Property or perfecting the security constituted or intended to be constituted by the Mortgage and this Deed.

14	Notices

The provisions of clause 17.1 of the Loan Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed.

15	Counterparts

This Deed may be entered into in the form of two counterparts, each executed by one of the parties, and, provided both the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

16	Severability of provisions

Each of the provisions in this Deed are severable and distinct from the others, and if at any time one or more such provisions is or becomes invalid, illegal or enforceable, the validity, legality and enforceability of the remaining provisions of this Deed shall not in any way be affected or impaired thereby.

17	Law, jurisdiction and language

17.1	Law

This Deed is governed by, and shall be construed in accordance with, the laws of Cyprus.

17.2	Submission to jurisdiction

For the benefit of the Mortgagee, the parties hereto irrevocably agree that any legal action or proceedings in connection with the Mortgage and/or this Deed may be brought in the English courts, or in the Courts of Cyprus or in the courts of any other country chosen by the Mortgagee, each of which shall have jurisdiction to settle any disputes arising out of or in connection with the Mortgage and/or this Deed. The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts, the Courts of Cyprus and the courts of any country chosen by the Mortgagee and irrevocably designates, appoints and empowers Cheeswrights at present of 10 Philpot Lane, London EC3M 8BR, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection

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with the Mortgage and/or this Deed. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagee to take proceedings against the Owner in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner may have against the Mortgagee arising out of or in connection with the Mortgage and/or this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written.

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EXECUTED as a DEED	)
by	)
for and on behalf of	)
PEMER SHIPPING LTD	)
pursuant to a power of attorney	)
dated	)	_____________________
in the presence of:	)	Attorney-in-Fact

________________________
Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)	_____________________
and	)	Authorised signatory
by	)
for and on behalf of	)
BAYERISCHE HYPO- UND VEREINSBANK	)	_____________________
AKTIENGESELLSCHAFT	)	Authorised signatory
in the presence of:	)

________________________
Witness
Name:
Address:
Occupation:

22

Schedule 5

Form of General Assignment

Private & Confidential

Dated March 2007

PEMER SHIPPING LTD	(1)

and

BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT	(2)

GENERAL ASSIGNMENT

relating to m.v. Pedhoulas Merchant

Contents

Clause		Page

1	Definitions	1

2	Assignment and application of funds	4

3	Continuing security and other matters	6

4	Powers of Mortgagee to protect security and remedy defaults	7

5	Powers of Mortgagee on Event of Default	8

6	Attorney	8

7	Further assurance	9

8	Costs and indemnities	9

9	Remedies cumulative and other provisions	10

10	Notices	10

11	Counterparts	10

12	Law and jurisdiction	10

Schedule 1 Forms of Loss Payable Clauses		12

Schedule 2 Form of Notice of Assignment of Insurances		13

THIS DEED OF ASSIGNMENT is dated          March 2007 and made BETWEEN:

(1)	PEMER SHIPPING LTD a corporation incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia (the “Owner”); and

(2)
BAYERISCHE HYPO -UND VEREINSBANK AKTIENGESELLSCHAFT a company incorporated in Germany whose registered office is at Am Tucherpark 16, D-80538, Munich, Germany, acting for the purposes of this Deed through its office at 7 Heraklitou Street, 106 73 Athens, Greece (the “Mortgagee”).

WHEREAS:

(A)
by an Agreement (the “Loan Agreement”) dated          March 2007 and made between the Owner (1) (therein referred to as the “Borrower”) and the Mortgagee (2) (therein referred to as the “Bank”) the Mortgagee agreed (inter alia) to advance by way of a multicurrency loan to the Owner, upon the terms and conditions therein contained the sum of up to Thirty six million Dollars ($36,000,000) or the Equivalent Amount in an Optional Currency or Optional Currencies (the “Loan”);

(B)
by a Master Swap Agreement dated         March 2007 and made between (1) the Owner and (2) the Mortgagee, the Mortgagee agreed the terms and conditions upon which it would enter into an interest rate swap transaction or transactions with the Owner in respect of the Loan (whether in whole or in part as the case may be from time to time);

(C)
pursuant to the Loan Agreement there has been or will be executed by the Owner in favour of the Mortgagee a first priority Cyprus statutory ship mortgage in account current form and deed of covenant collateral thereto (together the “Mortgage”) on the motor vessel Pedhoulas Merchant documented in the name of the Owner under the laws and flag of the Republic of Cyprus under IMO Number 9279800 (the “Ship”) and the Mortgage of even date herewith has been or will be registered in the Registry of Cyprus Ships as security for the payment by the Owner of the Outstanding Indebtedness (as that expression is defined in the Mortgage); and

(D)
this Deed is supplemental to the Loan Agreement, the Master Swap Agreement and the Mortgage and to the security thereby created and is the General Assignment referred to in the Loan Agreement but shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

1.	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement or in the Mortgage shall, unless otherwise defined in this Deed, or the context otherwise requires, have the same meanings when used in this Deed.

1.2	Definitions

In this Deed, unless the context otherwise requires:

“Approved Brokers” means such firm of insurance brokers, appointed by the Owner, as may from time to time be approved by the Mortgagee for the purposes of this Deed;

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“Assigned Property” means:

(a)	the Earnings;

(b)	the Insurances; and

(c)	any Requisition Compensation;

“Casualty Amount” means Five hundred thousand Dollars ($500,000) (or the equivalent in any other currency);

“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Earnings” means all moneys whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) or any charterparty or other contract for the employment of the Ship;

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagee) of:

(a)
all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including without limitation Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Mortgagee in connection with the exercise of the powers referred to in or granted by the Loan Agreement, the Mortgage, this Deed or any other of the Security Documents or otherwise payable by the Owner in accordance with clause 11 of the Mortgage or clause 8; and

(b)
interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Mortgagee until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 3.4 of the Loan Agreement (as conclusively certified by the Mortgagee);

“Insurances” means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner, or in the joint names of the Owner and the Mortgagee or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

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“Loss Payable Clauses” means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such provisions to be in the forms set out in schedule 1, or in such other forms as may from time to time be required or agreed in writing by the Mortgagee;

“Master Swap Agreement” means the agreement made between the Mortgagee and the Owner dated          March 2007 mentioned in recital (B) hereto, comprising an ISDA Master Agreement and the Schedule thereto in the form or substantially in the form set out in schedule 7 to the Loan Agreement, together with any Confirmations (as defined therein) supplemental thereto:

“Master Swap Agreement Liabilities” means, at any relevant time, all liabilities actual or contingent, present or future, of the Owner to the Mortgagee under the Master Swap Agreement at such time;

“Mortgagee” includes the successors in title and assignees of the Mortgagee;

“Notice of Assignment of Insurances” means a notice of assignment in the form set out in schedule 2, or in such other form as may from time to time be required or agreed in writing by the Mortgagee;

“Outstanding Indebtedness” means the aggregate of the Loan and interest accrued and accruing thereon, the Expenses, the Master Swap Agreement Liabilities and all other sums of money from time to time owing by the Owner to the Mortgagee, whether actually or contingently, under the Security Documents or any of them;

“Requisition Compensation” means all moneys or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;

“Security Documents” means the Loan Agreement, the Mortgage, the Deed of Covenant, the Manager’s Undertaking, the Cash Collateral Account Pledge, the Multicurrency Cash Collateral Account Pledge, the Master Swap Agreement, the Master Agreement Security Deed and this Deed and any other such document as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Owner pursuant to the Loan Agreement and/or the Master Swap Agreement (whether or not such document also secures moneys from time to time owing pursuant to any other document or agreement); and

“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.4	Construction of certain terms

In this Deed, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of and schedules to this Deed and references to this Deed include its schedules;

1.4.2	references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time

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being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3	words importing the plural shall include the singular and vice versa;

1.4.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.5
references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.4.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.5	Conflict with Loan Agreement

This Deed shall be read together with the Loan Agreement but in case of any conflict between the two instruments, the provisions of the Loan Agreement shall prevail.

2	Assignment and application of funds

2.1	Assignment

By way of security for payment of the Outstanding Indebtedness the Owner with full title guarantee hereby assigns and agrees to assign to the Mortgagee absolutely all its rights title and interest in and to the Assigned Property and all its benefits and interests present and future therein. Provided however that:

2.1.1	Earnings

the Earnings shall be payable to the Operating Account until such time as a Default shall occur and the Mortgagee shall direct to the contrary whereupon the Owner shall forthwith, and the Mortgagee may at any time thereafter, instruct the persons from whom the Earnings are then payable to pay the same to the Mortgagee or as it may direct and any Earnings then in the hands of the Owner’s brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Mortgagee;

2.1.2	Insurances

unless and until a Default shall occur (whereupon all insurance recoveries, other than any moneys payable under any loss of earnings insurance, shall be receivable by the Mortgagee and applied in accordance with clause 2.3 or clause 2.6 (as the case may be)):

(a)
any moneys payable under the Insurances, other than any moneys payable under any loss of earnings insurance, shall be payable in accordance with the terms of the relevant Loss Payable Clause and the Mortgagee will not in the meantime give any notification to the contrary to the insurers as contemplated by the Loss Payable Clauses;

(b)
any insurance moneys received by the Mortgagee in respect of any major casualty (as specified in the relevant Loss Payable Clause) shall, unless prior to receipt or whilst such moneys are in the hands of the Mortgagee there shall have occurred a Default (whereupon such insurance monies shall be applied in accordance with

4

clause 2.3 or clause 2.6 (as the case may be)), be paid over to the Owner upon the Owner furnishing evidence satisfactory to the Mortgagee that all loss and damage resulting from such casualty has been properly made good and repaired, and that all repair accounts and other liabilities whatsoever in connection with the casualty have been fully paid and discharged by the Owner, provided however that the insurers with whom the fire and usual marine risks insurances are effected may, in the case of a major casualty, and with the previous consent in writing of the Mortgagee, make payment on account of repairs in the course of being effected; and

(c)
any moneys payable under any loss of earnings insurance shall be payable in accordance with the terms of the relevant Loss Payable Clause and shall be subject to such provisions of this clause 2 as shall apply to Earnings and the Mortgagee will not give any notification to the insurers as contemplated in such Loss Payable Clause unless and until the Mortgagee shall have become entitled under clause 2.1.1 to direct that the Earnings be paid to the Mortgagee.

2.2	Notice

The Owner hereby covenants and undertakes with the Mortgagee that it will from time to time upon the written request of the Mortgagee give written notice (in such form as the Mortgagee shall reasonably require) of the assignment herein contained to the persons from whom any part of the Assigned Property is or may be due and that it will procure that the interest of the Mortgagee in the Insurances shall be endorsed on the instruments of insurance from time to time issued in connection with such of the Insurances as are placed with the Approved Brokers by means of a Notice of Assignment of Insurances (signed by the Owner and by any other assured who shall have assigned its interest in the insurances to the Mortgagee).

2.3	Application

All moneys received by the Mortgagee in respect of:

2.3.1
recovery under the Insurances (other than under any loss of earnings insurance and any such sum or sums as may have been received by the Mortgagee in accordance with the relevant Loss Payable Clause in respect of a major casualty as therein defined and paid over to the Owner as provided in clause 2.1.2(b) or which fall to be otherwise applied under clause 2.6); and

2.3.2	Requisition Compensation

shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied in the manner specified in clause 14.1 of the Loan Agreement.

2.4	Shortfalls

In the event that the balance referred to in clause 2.3 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagee shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefor.

2.5	Application of Earnings received by Mortgagee

Any moneys received by the Mortgagee in respect of the Earnings shall:

2.5.1
if received by the Mortgagee, or in the hands of the Mortgagee, prior to the occurrence of an Event of Default be retained by the Mortgagee and shall be paid over by the Mortgagee to the Owner at such times, in such amounts and for such purposes and/or shall be applied by the

5

Mortgagee in or towards satisfaction of any sums from time to time accruing due and payable by the Owner under the Security Documents or any of them or by virtue of payment demanded thereunder, in each case as the Mortgagee may in its absolute discretion determine; and

2.5.2
if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of an Event of Default, be applied by the Mortgagee in the manner specified in clause 2.3 and/or clause 2.5.1, as the Mortgagee may in its absolute discretion determine.

2.6	Application of Insurances received by Mortgagee

Subject to clause 2.3, any moneys received by the Mortgagee in respect of the Insurances (other than in respect of recovery under any loss of earnings insurance or in respect of a Total Loss) shall:

2.6.1
if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of a Default but prior to the occurrence of an Event of Default, be retained by the Mortgagee and shall be paid over by the Mortgagee to the Owner at such times, in such amounts and for such purposes and/or shall be applied by the Mortgagee in or towards satisfaction of any sums from time to time accruing due and payable by the Owner under the Security Documents or any of them or by virtue of payment demanded thereunder, in each case as the Mortgagee may in its absolute discretion determine; and

2.6.2
if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of an Event of Default, be applied by the Mortgagee in the manner specified in clause 2.3 and/or clause 2.6.1, as the Mortgagee may in its absolute discretion determine.

2.7	Use of Owner’s name

The Owner covenants and undertakes with the Mortgagee to do or permit to be done each and every act or thing which the Mortgagee may from time to time require to be done for the purpose of enforcing the Mortgagee’s rights under this Deed and to allow its name to be used as and when required by the Mortgagee for that purpose.

2.8	Reassignment

Upon payment and discharge in full to the satisfaction of the Mortgagee of the Outstanding Indebtedness (which, for the avoidance of doubt, includes the Master Swap Agreement Liabilities), the Mortgagee shall, at the request and cost of the Owner, re-assign the Earnings, the Insurances and any Requisition Compensation to the Owner or as it may direct.

3	Continuing security and other matters

3.1	Continuing security

The security created by this Deed shall:

3.1.1
be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents, express or implied, and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Mortgagee in respect of the Outstanding Indebtedness or any part thereof and the Mortgagee);

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3.1.2
be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagee without prior recourse to, the security created by any of the other Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagee or any right or remedy of the Mortgagee thereunder; and

3.1.3
not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

3.2	Rights additional

All the rights, powers and remedies vested in the Mortgagee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee under the Loan Agreement, this Deed, the other Security Documents or any Collateral Instrument or at law and all the rights, powers and remedies so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient.

3.3	No enquiry

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Mortgagee or to which the Mortgagee may at any time be entitled under the Mortgage and/or this Deed.

3.4	Obligations of Owner and Mortgagee

The Owner shall remain liable to perform all the obligations assumed by it in relation to the Assigned Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform it obligations in respect thereof.

3.5	Discharge of Mortgage

Notwithstanding that this Deed is expressed to be supplemental to the Mortgage it shall continue in full force and effect after any discharge of the Mortgage.

4	Powers of Mortgagee to protect security and remedy defaults

4.1	Protective action

The Mortgagee shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Deed and the other Security Documents, and all Expenses attributable thereto shall be payable by the Owner on demand together with interest thereon at the rate provided for in clause 3.4 of the Loan Agreement from the date such expense or liability was incurred by the Mortgagee until the date of actual receipt whether before or after any relevant judgement.

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4.2	Remedy of defaults

Without prejudice to the generality of the provisions of clause 4.1, if the Owner fails to comply with the provisions of clause 6.1.1(a) of the Deed of Covenant, the Mortgagee shall become forthwith entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Owner’s risk) to remain in, or to proceed to and remain in, a port designated by the Mortgagee until such provisions are fully complied with and the Expenses attributable to the exercise by the Mortgagee of any such powers shall be payable by the Owner on demand.

5	Powers of Mortgagee on Event of Default

5.1	Powers

At any time after the occurrence of an Event of Default the Mortgagee shall forthwith become entitled (but not bound) as and when it may see fit, to exercise in relation to the Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as assignee and/or chargee of the Assigned Property (whether at law, by virtue of this Deed or otherwise) and in particular (without limiting the generality of the foregoing):

5.1.1
to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate;

5.1.2
to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of the Earnings or Requisition Compensation or any part thereof, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit, and, in the case of the Insurances, to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

5.1.3
to discharge, compound, release or compromise claims in respect of the Earnings, Insurances or Requisition Compensation or any part thereof which have given or may give rise to any charge or lien or other claim on the Earnings, Insurances or Requisition Compensation or any part thereof or which are or may be enforceable by proceedings against the Earnings, Insurances or Requisition Compensation or any part thereof; and

5.1.4	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 5.1.

6	Attorney

6.1	Appointment

By way of security, the Owner hereby irrevocably appoints the Mortgagee to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred hereby or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant thereto. Provided always that such power

8

shall not be exercisable by or on behalf of the Mortgagee until the happening of any Event of Default.

6.2	Exercise of power

The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such Event of Default has happened, and the exercise by the Mortgagee of such power shall be conclusive evidence of the Mortgagee’s right to exercise the same.

6.3	Filings

The Owner hereby irrevocably appoints the Mortgagee to be its attorney in its name and on its behalf and as its act and deed or otherwise of it to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol this Deed in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof.

7	Further assurance

The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Assigned Property or perfecting the security constituted or intended to be constituted by this Deed.

8	Costs and indemnities

8.1	Costs

The Owners shall pay to the Mortgagee on demand on a full indemnity basis all expenses or liabilities of whatever nature (including legal fees, fees of insurance advisers, printing, out-of- pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof, incurred by the Mortgagee in connection with the exercise or enforcement of, or preservation of any rights under, this Deed or otherwise in respect of the Outstanding Indebtedness, the Master Swap Agreement Liabilities and the security therefor, or in connection with the preparation, completion, execution or registration of this Deed.

8.2	Mortgagee’s indemnity

The Owner hereby agrees and undertakes to indemnify the Mortgagee against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Mortgagee or by any manager, agent, officer or employee for whose liability, act or omission the Mortgagee may be answerable in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Deed or otherwise in connection with such powers or with this Deed or with the Ship, its Earnings, Requisition Compensation and Insurances or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in this Deed.

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9	Remedies cumulative and other provisions

9.1	No implied waivers; remedies cumulative

No failure or delay on the part of the Mortgagee to exercise any right, power or remedy vested in it under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagee of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagee to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy, nor shall the giving by the Mortgagee of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Mortgagee to give or withhold consent to the doing of any other similar act. The remedies provided in this Deed are cumulative and are not exclusive of any remedies provided by law.

9.2	Delegation

The Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by this Deed in such manner, upon such terms, and to such persons as the Mortgagee in its absolute discretion may think fit.

9.3	Incidental powers

The Mortgagee shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under this Deed or otherwise) and in particular (but without prejudice to the generality of the foregoing) upon becoming entitled to exercise any of its powers under clause 8.1 of the Mortgage, the Mortgagee shall be entitled to discharge any cargo on board the Ship (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements respecting the Ship, the insurances, management, maintenance, repair, classification and employment in all respects as if the Mortgagee was the owner of the Ship, but without being responsible for any loss incurred as a result of the Mortgagee doing or omitting to do any such acts or things as aforesaid.

10	Notices

10.1
The provisions of clause 17.1 of the Loan Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed save that any references in clause 16.1 of the Loan Agreement to the “Borrower” and the “Bank” should be read as referring to the Owner and the Mortgagee, respectively.

11	Counterparts

11.1
This Deed may be entered into in the form of two counterparts, each executed by one of the parties, and, provided both the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

12	Law and jurisdiction

12.1	Law

This Deed is governed by, and shall be construed in accordance with, English law.

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12.2	Submission to jurisdiction

For the benefit of the Mortgagee, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed may be brought in the English courts, or in the courts of any other country chosen by the Mortgagee, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed. The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Mortgagee and irrevocably designates, appoints and empowers Cheeswrights at present of 10 Philpot Lane, London EC3M 8BR, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Deed. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagee to take proceedings against the Owner in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner may have against the Mortgagee arising out of or in connection with this Deed.

12.3	Contracts (Rights of Third Parties) Act 1999

Not terms of this Deed is enforceable under the Contracts (Right of Third Parties) Act 1999 by a person who is not party to this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written.

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Schedule 1
Forms of Loss Payable Clauses

1	Hull and machinery (marine and war risks)

By a Deed of Assignment dated [•] 2007 PEMER SHIPPING LTD (the “Owner”) has assigned to BAYERISCHE HYPO -UND VEREINSBANK AKTIENGESELLSCHAFT of 7 Heraklitou Street, 106 73 Athens, Greece (the “Mortgagee”) all the Owner’s rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.v. Pedhoulas Merchant and accordingly:

(a)
all claims hereunder in respect of an actual or constructive or compromised or arranged total loss, and all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds US$500,000 (or the equivalent in any other currency) inclusive of any deductible) shall be paid in full to the Mortgagee or to its order; and

(b)
all other claims hereunder shall be paid in full to the Owner or to its order, unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or to its order.

2	Protection and indemnity risks

Payment of any recovery which PEMER SHIPPING LTD of 80 Broad Street, Monrovia, Republic of Liberia (the “Owner”) is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Owner, shall be made to the Owner or to its order, unless and until the Association receives notice to the contrary from BAYERISCHE HYPO -UND VEREINSBANK AKTIENGESELLSCHAFT of 7 Heraklitou Street, 106 73 Athens, Greece (the “Mortgagee”) in which event all recoveries shall thereafter be paid to the Mortgagee or its order; provided always that no liability whatsoever shall attach to the Association, its Managers or their agents for failure to comply with the latter obligation until the expiry of two clear business days from the receipt of such notice.

3	War risks

It is noted that BAYERISCHE HYPO -UND VEREINSBANK AKTIENGESELLSCHAFT of 7 Heraklitou Street, 106 73 Athens, Greece (the “Mortgagee”) is interested as first mortgagee in the subject matter of this insurance. Save as hereinafter provided, all claims (whether in respect of actual, constructive, arranged or compromised total loss or otherwise) which, but for this Loss Payable Clause would be payable to PEMER SHIPPING LTD of 80 Broad Street, Monrovia, Liberia (the “Owner”) shall be payable to the Mortgagee, provided always that unless and until notice in writing to the contrary has been received by the Association, claims (other than total loss claims) not exceeding US$500,000 (or the equivalent in any other currency) in respect of any one claim shall be paid direct to the Owner or to its order.

3	Loss of earnings

By a Deed of Assignment dated [•] 2007 PEMER SHIPPING LTD of 80 Broad Street, Monrovia, Republic of Liberia (the “Owner”) has assigned to BAYERISCHE HYPO -UND VEREINSBANK AKTIENGESELLSCHAFT of 7 Heraklitou Street, 106 73 Athens, Greece (the “Mortgagee”) its rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.v. Pedhoulas Merchant and her earnings and accordingly all claims hereunder shall be paid in full to the Operating Account designated [•] unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or its order.

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Schedule 2
Form of Notice of Assignment of Insurances

(For attachment by way of endorsement to the Policy)

PEMER SHIPPING LTD of 80 Broad Street, Monrovia, Republic of Liberia the owner of the m.v. Pedhoulas Merchant HEREBY GIVES NOTICE that by a Deed of Assignment dated [•] 2007 and entered into by us with BAYERISCHE HYPO -UND VEREINSBANK AKTIENGESELLSCHAFT of 7 Heraklitou Street, 106 73 Athens, Greece there has been assigned by us to BAYERISCHE HYPO - UND VEREINSBANK AKTIENGESELLSCHAFT as mortgagees of the said vessel all insurances in respect thereof, including the insurances constituted by the Policy whereon this notice is endorsed.

_______________________________
Signed
For and on behalf of
PEMER SHIPPING LTD

Dated: [•] 2007

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EXECUTED as a DEED	)
by	)
for and on behalf of	)	_________________________
PEMER SHIPPING LTD	)	Attorney-in-Fact
in the presence of:	)

_______________________________
Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)	_________________________
and by	)	Authorised signatory
for and on behalf of	)
BAYERISCHE HYPO -UND VEREINSBANK	)	_________________________
AKTIENGESELLSCHAFT	)	Authorised signatory
in the presence of:	)

_______________________________
Witness
Name:
Address:
Occupation:

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Schedule 6

Form of Manager’s Undertaking

Private & Confidential

Manager’s Undertaking

To:	Bayerische Hypo- und Vereinsbank Aktiengesellschaft
7 Heraklitou Street
106 73 Athens
Greece

From:	Safety Management Overseas S.A.
Edificio Torre Universal
Piso 12 Avenida Federico Boyd
P.O. Box 8807
Panama City
Republic of Panama

March 2007

Dear Sirs

Multicurrency loan of up to $36,000,000 to Pemer Shipping Ltd

1	Loan Agreement

We understand that under a Loan Agreement (the “Loan Agreement”) dated                      March 2007 made between (1) yourselves Bayerische Hypo- und Vereinsbank Aktiengesellschaft (the “Bank” which expression includes the Bank’s successors in title, Assignees and/or Transferees and (2) Pemer Shipping Ltd (the “Borrower”) the Bank has agreed to make a multicurrency loan of up to $36,000,000 (the “Loan”) to the Borrower and that it is a condition to the Bank’s agreement to make the Loan to the Borrower that we, Safety Management Overseas S.A. (the “Manager”), enter into this letter of undertaking (the “Letter”) in favour of the Bank.

Words and expressions defined in the Loan Agreement shall, unless otherwise specified herein, have the same meanings when used herein.

2	Confirmation of appointment

We hereby confirm that we have been appointed as the manager of m.v. Pedhoulas Merchant (the “Ship”) registered under Cyprus flag at the Port of Limassol pursuant to a Management Agreement (the “Management Agreement”) dated 23 January 2006 made between ourselves and the Borrower and that we have accepted out appointment thereunder in accordance with the terms and conditions thereof.

3	Representation and warranty

3.1
We hereby represent and warrant that the copy of the Management Agreement set out in Appendix 1 to this letter is a true and complete copy of the Management Agreement, that the Management Agreement constitutes valid and binding obligations of the Manager enforceable in accordance with its terms and that there have been no amendments or variations thereto or defaults thereunder by the Manager or, to the best of the Manager’s knowledge and belief, the Borrower.

3.2	We hereby confirm that the representations and warranties set out in clauses 8.2.9, 8.2.10 and 8.2.11 of the Loan Agreement are true and correct in all respects.

4	Undertakings

The Manager undertakes with the Bank that throughout the Security Period (as such term is defined in the General Assignment dated          March 2007 (the “General Assignment”) executed by the Owner in favour of the Bank):

4.1	the Manager will not agree or purport to agree to any amendment or variation of the Management Agreement without the prior written consent of the Bank;

4.2
the Manager will procure that any sub-manager appointed by it pursuant to the provisions of the Management Agreement will, on or before the date of such appointment enter into an undertaking in favour of the Bank in substantially the same form (mutatis mutandis) as this Letter;

4.3
the Manager will not, without the prior written consent of the Bank, take any action or institute any proceedings or make or assert any claim on or in respect of the Ship or its policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period (as such term is defined in the General Assignment) in place or taken out or entered into by or for the benefit of the Borrower (whether in the sole name of the Borrower or in the joint names of the Borrower and the Bank or otherwise) in respect of the Ship and her Earnings (as such term is defined below) or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums) (together the “Insurances”) or all moneys whatsoever from time to time due or payable to the Borrower during the Security Period (as such term is defined in the General Assignment) arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Borrower in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages. for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship (the “Earnings”) or any other property or other assets of the Borrower which the Bank has previously advised the Manager are subject to any Encumbrance or right of set-off in favour of the Bank by virtue of any of the security documents executed in favour of the Bank pursuant to the Loan Agreement;

4.4
the Manager does hereby subordinate any claim that it may have against the Borrower or otherwise in respect of the Ship and its Earnings, Insurances and Requisition Compensation (as such term is defined in the General Assignment) to the claims of the Bank under the Loan Agreement and the other Security Documents (as such term is defined in the General Assignment) and undertakes to exercise no right to which it may be entitled in respect of the Borrower and/or the Ship and/or its Earnings and/or Insurances and/or Requisition Compensation (as such term is defined in the General Assignment) in competition with the Bank;

4.5	the Manager will discontinue any such action or proceedings or claim which may have been taken, instituted or made or asserted, promptly upon notice from the Bank to do so;

4.6
the Manager will promptly notify the Bank if at any time the amount owed by the Borrower to the Manager pursuant to the Management Agreement (whether in respect of the Manager’s remuneration or disbursements or otherwise) exceeds US$100,000 or the equivalent in other currencies; and

4.7	the Manager will provide the Bank with such information concerning the Ship as the Bank may from time to time reasonably require.

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5	Insurance assignment

5.1
By way of security for the aggregate of the Loan and interest accrued and accruing thereon, the Expenses (as such term is defined in the General Assignment) the Master Swap Agreement Liabilities (as such term is defined in the General Assignment) and all other sums of money from time to time owing by the Borrower to the Bank, whether actually or contingently, under the Security Documents (as such term is defined in the General Assignment) or any of them to which the Borrower is or is to be a party (the “Outstanding Indebtedness”) the Manager with full title guarantee hereby irrevocably and unconditionally assigns and agrees to assign to the Bank all of the Manager’s rights, title and interest in and to and the benefit of the Insurances.

5.2
The Manager hereby undertakes to procure that a duly completed notice in the form set out in Appendix 2 to this Letter is given to all insurers of the Ship and to procure that such notice is promptly endorsed on all policies and entries in respect of the Insurances and agrees promptly to authorise and/or instruct any broker, insurer or association with or through whom Insurances may be effected to endorse on any policy or entry or otherwise to give effect to such loss payable clause as may be stipulated by the Bank.

5.3
The Bank shall, at the Manager’s cost, re-assign to the Manager all the Manager’s right, title and interest in the Insurances upon the Outstanding Indebtedness being discharged in full to the satisfaction of the Bank.

5.4
Any moneys in respect of the Insurances which would (but for the assignment contained in clause 5.1 above) be payable to the Manager shall be applied in accordance with clause 2.3 of the General Assignment and/or (as the case may be) clause 2.6 of the General Assignment.

6	Acknowledgement

The Manager hereby acknowledges that it has seen and has reviewed the Loan Agreement and the other Security Documents and agrees to (a) abide by and to observe the provisions thereof insofar as the same are applicable to it as therein provided and (b) not to take any action or make an omission that would cause the Borrower or any of the other Security Parties to be in breach of any of the terms of any Security Document.

7	Law and jurisdiction

7.1	The agreement constituted by this Letter shall be governed by and construed in accordance with English law.

7.2
The Manager agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this letter against the Manager or any of its assets may be brought in the English courts. The Manager irrevocably and unconditionally submits to the jurisdiction of such courts and whoever irrevocably designates, appoints and empowers Cheeswrights at present of 10 Philpot Lane, London EC3M 8BR, England, receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the rights of the Bank to take any proceedings against the Manager in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

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7.3	No term of this Letter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Letter or to whom this Letter is not addressed.

Yours faithfully

_______________________________
For and on behalf of
Safety Management Overseas S.A.

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Appendix 1

Copy of the Management Agreement

5

Appendix 2

Notice of Assignment

We, SAFETY MANAGEMENT OVERSEAS S.A., the managers of m.v. Pedhoulas Merchant, HEREBY GIVE NOTICE that by a first assignment dated [•] 2007 and entered into by us with BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT there has been assigned by us to the said BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT as first assignees all of our right, title and interest in and to the insurances in respect of the said Ship including the insurances constituted by the Policy whereon this notice is endorsed.

_______________________________
SIGNED
for and on behalf of
SAFETY MANAGEMENT OVERSEAS S.A.

Dated: [•] 2007

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Schedule 7

Form of Master Swap Agreement

(Multicurrency-Cross Border)

ISDA®
International Swaps & Derivatives Association, Inc.

MASTER AGREEMENT

dated          March 2007

Pemer Shipping Ltd and Bayerische Hypo- and Vereinsbank Aktiengesellschaft

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:-

1.	Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations

(a)	General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:-

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:-

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:-

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on

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which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) Liability. If:-

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.	Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:-

(a)	Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)  No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

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(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.	Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:-

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any

4

Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.	Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:-

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

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(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

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(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:-

(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):-

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected

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Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.	Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If:-

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

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(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)Calculations.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default:-

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the

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Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)  Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss .in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:-

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties:-

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during

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the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)  Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.	Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.	Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

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(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.	Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.	Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

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(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.	Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.	Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:-

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient’s answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.	Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:-

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

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(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.	Definitions

As used in this Agreement:-

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:-

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

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“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“lndemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or re-establishing any hedge or related trading position (or any gain resulting

15

from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a){i) with respect to a Transaction.

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“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:-

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant

17

Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

PEMER SHIPPING LTD
(Name of Party)

By:
Name:
Title:
Date:

BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT
(Name of Party)

By:		By:
	Name:	Name:
	Title:	Title:
	Date	Date

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SCHEDULE

to the
ISDA Master Agreement (1992 edition)
dated           March 2007 between
Bayerische Hypo- und Vereinsbank Aktiengesellschaft (“Party A”)
and
Pemer Shipping Ltd
(“Party B”)

This Agreement is entered into in connection with the loan agreement dated                March 2007 (the “Loan Agreement”) entered into between (i) Party B as borrower and, (ii) Party A as bank relating to a multicurrency loan of up to US$36,000,000 for the purposes specified in clause 1.1 thereof. Capitalised terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

Part 1.  Termination provisions.

(a)	“Specified Entity” means in relation to Party A for the purpose of:-

Section 5(a)(v), Not Applicable
Section 5(a)(vi), Not Applicable
Section 5(a)(vii), Not Applicable
Section 5(b)(iv), Not Applicable

and in relation to Party B for the purpose of:-

Section 5(a)(v), Any Affiliate
Section 5(a)(vi), Any Affiliate
Section 5(a)(vii), Any Affiliate
Section 5(b)(iv), Any Affiliate

(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement, but shall include payment obligations of Party B under any term loan or facility agreement with Party A.

(c)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B.

If such provisions apply:-

“Specified Indebtedness” means, instead of the definition thereof in Section 14 of this Agreement, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) (a) in respect of borrowed money, and/or (b) in respect of any Specified Transaction (except that, for this purpose only, the words “and any other person or entity” shall be substituted for the words “and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)” where they appear in the definition of Specified Transaction). The parties agree that indebtedness in respect of deposits received in the ordinary course of banking business shall not constitute Specified Indebtedness.

“Threshold Amount” means:

(i)
in relation to Party A, 3% of shareholders’ equity of Party A as reported in its most recent audited financial statements or its equivalent in any other currency or currency unit or any combination thereof; and

(ii)	in relation to Party B, zero.

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Technical Errors. The following proviso will be inserted at the end of Section 5(a)(vi):-

“Provided, however, that notwithstanding the foregoing, an Event of Default shall not occur under either (1) or (2) above if: (aa) the event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay caused by an error or omission of an administrative or operational nature; and (bb) funds were available to such party to enable it to make the relevant payment when due; and (cc) such relevant payment is made within three Business Days following receipt of written notice from an interested party of such failure to pay.”

(d)	The “Credit Event Upon Merger” provision of Section 5(b)(iv) will apply to Party A and will apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will apply to Party A and will apply to Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:-

(i)	Market Quotation will apply. Notwithstanding the foregoing, Loss will apply in respect of FX Transactions, Currency Option Transactions and FRAs.

(ii)	The Second Method will apply.

(g)	“Termination Currency” means:-

(i)
the currency of a Terminated Transaction which is selected (A) by the party that is not the Defaulting Party, the Affected Party, or the Burdened Party, as the case may be, or (B) in circumstances where there are two Affected Parties, by Party A in agreement with Party B; or

(ii)	failing such agreement or if any such currency determined in accordance with (i) above is not freely available, Euro.

(h)
Additional Termination Event will apply. Any repayment, prepayment or cancellation, howsoever described, in the Loan Agreement shall constitute an Additional Termination Event for the purpose of this Agreement. For the purpose of the foregoing, the Affected Party shall be Party B.

(a)
The rights of the parties to terminate outstanding Transactions in accordance with this Agreement will be limited to the amount of such repayment, prepayment, or cancellation, or such other amount as may be prescribed by any applicable terms of the Loan Agreement (such amount, in each case, being referred to as the “Relevant Amount”).

(b)	The Relevant Amount will, for purposes of the calculation of any payment to be made under Section 6(e)(ii), be considered as the Notional Amount of the relevant Terminated Transaction.

(c)	With effect from the Early Termination Date, the Notional Amount of the relevant Transaction will be reduced by an amount equal to the Relevant Amount.

Part 2.  Tax Representations.

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will make the following representation:-

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, the relevant party may rely on:

20

(i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement,

(ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and

(iii)  the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. Not Applicable.

Part 3.  Agreement to Deliver Documents.

(a)
For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver, in addition to such documents mentioned in Sections 4(a)(i) and (ii), the following documents, as applicable:- Not Applicable.

(b)	For purposes of Section 3(d) other documents to be delivered by each party concurrently with the execution and delivery of this Agreement are:-

Party A:	Certified copy of relevant pages of Signature List, Certificate of Incumbency or such other evidence, satisfactory to Party B, of the power of the person(s) binding Party A to do so.

Party B:	(1)	Certified copy of relevant pages of Signature List, Certificate of Incumbency or such other evidence, satisfactory to Party A, of the power of the person(s) binding Party B to do so;

(2)	Duly executed Credit Support Documents;

(3)	Opinion of Liberian counsel confirming Party B’s authority, power and capacity to enter into this Agreement, such opinion to be in a form acceptable to Party A;

(4)	Process Agent Appointment Letter and, when available, the written acceptance of such Process Agent; and

Party A and
Party B:	Upon request the most recently published and audited financial reports of the parties.

Part 4.  Miscellaneous.

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:-

Address for notices or communications to Party A:-

Bayerische Hypo- und Vereinsbank AG
Arabellastraße 12
81925 Munich
Germany

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UniCredit Markets & Investment Banking
Head of Fixed Income Risk
Telephone No.: +49 (0) 89 378 14317
Facsimile No.: +49 (0) 89 378 12791

Copies of all notices under Section 5 or 6 should be sent to:

Bayerische Hypo- und Vereinsbank AG
Arabellastraße 12
81925 Munich
Germany

Address for notices or communications to Party B:-

32 Karamanli Avenue
166 73 Voula
Greece
Attention:	George Papadopoulos
Tel:	+30 210 895 7070
Telefax No:	+30 210 895 6900

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:-

Party A irrevocably designates Bayerische Hypo- und Vereinsbank, London Branch with offices on the date of this Agreement at Moor House, 120 London Wall, London EC2Y 5ET, England, England, to receive for and on behalf of Party A Service of Process in England.

Party B irrevocably designates Cheeswrights with offices on the date of this Agreement at 10 Philpot Lane, London EC3M 8BR, England to receive for and on behalf of Party B Service of Process in England.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:-

Party A is a Multibranch Party and may act through the following offices: Munich and London.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)	Credit Support Document. Details of any Credit Support Document:-

In respect of Party B: the Mortgage, the Manager’s Undertaking, the General Assignment, the Cash Collateral Account Pledge, the Multicurrency Cash Collateral Account Pledge, the Master Agreement Security Deed and any other Security Document.

(g)	Credit Support Provider. Credit Support Provider means in relation to Party A: Not Applicable

Credit Support Provider means in relation to Party B: Safety Management Overseas S.A..

(h)	Governing Law. This Agreement will be governed by and construed in accordance with English law.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions.

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(j)
“Affiliate” will have the meaning specified in Section 14. For the purpose of Section 3(c) “Affiliate” shall mean in relation to Party A any Bank Affiliate. “Bank Affiliate” means any bank controlled, directly or indirectly, by Party A. For this purpose “control” of any bank means ownership of a majority of the voting power of the bank, and a “bank” means any entity, which is recognised as a bank by the jurisdiction of its incorporation.

Part 5.  Other Provisions.

1.
Incorporation by reference. Reference is made to the 2000 ISDA Definitions, as published by the International Swap and Derivatives Association, Inc. as amended and restated from time to time, which are hereby incorporated by reference. In the event of an inconsistency between the provisions of this Agreement and the ISDA Definitions, this Agreement shall prevail.

2.
Scope of Agreement. Notwithstanding anything contained in this Agreement to the contrary, any transaction which may otherwise constitute a “Specified Transaction” for purposes of this Agreement which has been or will be entered into between the parties shall constitute a “Transaction” which is subject to, governed by, and construed in accordance with the terms of this Agreement, except when the parties expressly agree that this provision will not apply.

3.
Affected Parties in Termination Events. For purposes of Section 6(e) (Payments on Early Termination), both parties shall be deemed to be Affected Parties in connection with any Illegality or Tax Event, so that payments in connection with early termination shall be calculated as provided in Section 6(e)(ii).

4.	Other Defaults

The following additional Event of Default shall be inserted in Section 5(a) as new Section 5(a)(ix) and the occurrence of such event shall constitute an Event of Default with respect to Party B:

(ix) Default under the Loan Agreement. Until no amount under the Loan Agreement is outstanding or capable of becoming outstanding the Events of Default specified in Sections 5(a)(iii) and 5(a)(v) to (viii) and the Termination Events specified in Section 5(b)(iv) of this Agreement will not apply with respect to Party B and its Credit Support Providers and, in substitute therefor, the occurrence of any of the Events of Default as defined in clause 11.1 of the Loan Agreement which result in the giving of a notice by Party A or the enforcement of any right of Party A pursuant to clause 11.2 of the Loan Agreement, shall constitute an Event of Default in relation to Party B for the purposes of this Agreement.

5.
Deferral of Payments in Connection with Illegality. If a party gives a notice of Illegality, the due date for any payment scheduled to be made by either party pursuant to Section 2 in connection with any Affected Transaction at any time after that notice is effective shall be deferred to the earliest to occur of (i) the date for settlement payments pursuant to Section 6(e) in connection with an Early Termination Date, (ii) the final Scheduled Payment Date for the Affected Transactions and (iii) the date on which arrangements made pursuant to Section 6(b)(ii) to avoid the Illegality are effected. Any payments deferred pursuant to this provision shall be made on the deferred payment date together with interest accrued on each deferred amount from and including its originally scheduled due date to but excluding the deferred due date (or, if an Early Termination Date is designated, to but excluding the day it is designated) at the Non-default Rate.

6.	Recording of Conversations. Each party to this Agreement acknowledges and agrees to the tape recording of conversations of the trading personnel of the parties in connection with this Agreement.

7.
Indemnification. If an Early Termination Date shall be deemed to have occurred under Section 6(a) the Defaulting Party hereby agrees to indemnify the Non-defaulting Party on demand against all loss or damage the Non-defaulting Party may sustain or incur in respect of each Transaction as a result of movements in exchange rates and Market Quotations between the Early Termination Date and the date (“the Determination Date”) upon which the Non-defaulting Party first becomes aware that the Early Termination Date has been deemed to have occurred under Section 6(a).

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If the Non-defaulting Party shall determine that it would gain or benefit from the movement in exchange rates and Market Quotations between the Early Termination Date and the Determination Date, the amount of such gain or benefit shall be deducted from the Settlement Amount for the purposes of determining the amount payable by the Defaulting Party or be added to the Settlement Amount for the purposes of determining the amount payable by the Non-defaulting Party, pursuant to Section 6(e)(i)(3).

The Determination Date shall be a date not later than the date upon which the creditors generally of the Defaulting Party are notified of the occurrence of the Event of Default leading to the deemed Early Termination Date.

8.
Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):-

(a)
Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b)
Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(c)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

9.	Subordination. The Borrower agrees that it shall not prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Security Party.

If during the Security Period Party A, by notice to Party B, requires Party B to take any action referred to in the paragraph above, in relation to another Security Party, the Borrower shall take that action as soon as practicable after receiving Party A’s notice.

10.
Third Party Rights. Nothing in this Agreement is intended to confer on any person any right to enforce any term which that person would not have but for the Contracts (Rights of Third Parties) Act 1999.

11.	Hedging. Each party acknowledges and agrees that no Transaction may be entered into under this Agreement other than for the purpose of hedging the interest risk associated with the Loan Agreement.

12.
Escrow. If, whether by reason of the time difference between the cities in which payments are to be made or otherwise, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the party giving the notice, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow.

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The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day (at 11;00 a.m. local time on that day) for overnight deposits in the relevant currency in the office where it holds that deposited payment if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient’s failure to make the escrow deposit it is required to make hereunder in a timely fashion.

13.
Pari Passu. Party B agrees that at all times its obligations under any Transactions shall rank at least pari passu in right of payment and security with all of Party B’s Specified Indebtedness other than Specified Indebtedness preferred by law. In addition, in the event Party B has pledged, or at any time hereafter does pledge, collateral as security for any of its outstanding Specified Indebtedness, then Party B’s obligations to Party A under any Transaction shall be secured on a pari passu basis with such Specified Indebtedness.

Part 6.  Additional Terms for FX Transactions and Currency Option Transactions.

1.	(a)
Reference is made to the 1998 FX and Currency Option Definitions as published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association and The Foreign Exchange Committee and as amended from time to time (the “FX and Currency Option Definitions”), which are hereby incorporated by reference with respect to “FX Transactions” and “Currency Option Transactions” as defined by the FX and Currency Option Definitions, except as specifically provided herein or in the relevant Confirmation.

In the event of an inconsistency between the provisions of this Agreement and the FX and Currency Option Definitions, this Agreement shall prevail. In the event of an inconsistency between the ISDA Definitions and the FX and Currency Option Definitions, the FX and Currency Option Definitions shall prevail with respect to FX and Currency Option Transactions.

(b)
Confirmations. Any FX and Currency Option Transaction into which the parties have or may enter will be governed by this Agreement in all circumstances except when the parties expressly agree that this provision will not apply. Each such transaction will be deemed to be a “Transaction” and each confirmation or other confirming evidence will be deemed to constitute a “Confirmation” for the purpose of this Agreement, even where not so specified in the confirmation or other confirming evidence for such transaction.

2.	Payment of Premium

(a)	Unless otherwise agreed in writing by the parties, the Premium related to a Currency Option Transaction shall be paid on its Premium Payment Date in immediately available funds.

(b)
If any Premium is not received on the Premium Payment Date, the Seller may elect: (i) to accept a late payment of such Premium; (ii) to give written notice of such non-payment and, if such payment shall not be received within three (3) Local Business Days of such notice, treat the related Currency Option Transaction as void; or (iii) to give written notice of such non-payment and, if such payment shall not be received within three (3) Local Business Days of such notice, treat such non-payment as an Event of Default under Section 5(a)(i) of this Agreement. If the Seller elects to act under either clause (i) or (ii) of the preceding sentence, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option Transaction, including, without limitation, interest on such Premium from and including the Premium Payment Date to but excluding the late payment date in the same currency as such Premium at overnight LIBOR and any other losses, costs or expenses incurred by the Seller in connection with such terminated Currency Option Transaction, for the loss of its bargain, its cost of funding, or the loss incurred as a result of terminating, liquidating, obtaining or re-establishing a delta hedge or related trading position with respect to such Currency Option Transaction.

25

3.
Payment Instructions. All payments made hereunder in respect of FX Transactions and Currency Option Transactions shall be made in accordance with the standing payment instructions provided by the parties (or as otherwise specified in the relevant Confirmation).

Part 7.  Additional Terms for Forward Rate Agreements.

1.	FRABBA Transactions.

Any forward rate agreement into which the parties have entered and in respect of which the confirmation or other confirming evidence refers to or incorporates the British Bankers’ Association London Interbank Forward Rate Agreements Recommended Terms and Conditions (1985 edition) (“FRABBA Terms”) will be governed by this Agreement. Any forward rate agreement into which the parties may enter and in respect of which the confirmation or other confirming evidence refers to or incorporates the FRABBA Terms will be governed by this Agreement in all circumstances except when the parties expressly agree that this provision will not apply. Each such transaction will be deemed to be a Transaction and each such confirmation or other confirming evidence will be deemed to constitute a Confirmation for purposes of this Agreement. Sections B, C and E and clauses 1, 4, 5 and 6 of Section D of the FRABBA Terms are hereby incorporated by reference in this Agreement. Those Sections are applicable only to transactions to which this provision relates and will prevail in the event of any inconsistency with any other provision of this Agreement. In the event of any other inconsistency between the FRABBA Terms and this Agreement, this Agreement will govern. Clauses 2, 3, 7, 8, 9 and 10 of Section D of the FRABBA Terms are not applicable to any transaction to which this provision relates.

2.	For the avoidance of doubt:

(a)
the term “BBA Interest Settlement Rate” as used in the FRABBA Terms or the term “Settlement Rate” shall be understood to read “Floating Rate” as determined by the relevant Floating Rate Option as defined in the ISDA Definitions;

(b)	the terms “Contract Currency” and “FRABBA Currencies” as used in the FRABBA Terms shall be deemed to include all Currencies as defined in the ISDA Definitions;

(c)	the term “Fixing Date” as defined in the FRABBA Terms shall be determined according to the relevant Floating Rate Option as defined in the ISDA Definitions; and

(d)
the FRABBA Terms outlined in Part 7(1) above which are stated to be incorporated by reference in this Agreement shall be incorporated mutatis mutandis as though such terms were expressed in ISDA terminology as used in the ISDA Definitions and in this Agreement.

IN WITNESS WHEREOF the parties have executed this document as of the date first above written.

26

BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT

Signature	Signature

Name:	Name:

Title:	Title:

Date:	Date:

PEMER SHIPPING LTD

Signature

Name:

Title:

Date:

27

Schedule 8

Form of Master Agreement Security Deed

Private & Confidential

Dated 2007

PEMER SHIPPING LTD	(1)

and

BAYERISCHE HYPO -UND VEREINSBANK AKTIENGESELLSCHAFT	(2)

MASTER AGREEMENT SECURITY DEED

Contents

Clause		Page

1	Definitions	1

2	Restrictions	2

3	First fixed charge	3

4	Further documentation etc	3

5	Representations	4

6	Notices	4

7	Supplemental	4

8	Law and jurisdiction	5

THIS SECURITY DEED is made on the          day of March 2007 BETWEEN:

(1)	PEMER SHIPPING LTD, a corporation incorporated in the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia (the “Owner”); and

(2)
BAYERISCHE HYPO -UND VEREINSBANK AKTIENGESELLSCHAFT, a company incorporated in Germany whose registered office is at Am Tucherpark 16, D-80538 Munich, Germany, acting for the purposes of this Deed through its office at 7 Heraklitou Street, 106 73 Athens, Greece (the “Bank”).

WHEREAS

(A)
By a loan agreement dated        March 2007 and made between (i) the Owner as borrower and (ii) the Bank as lender (the “Loan Agreement”), the Bank agreed to make available to the Owner upon the terms and conditions therein described a multicurrency loan of up to Thirty six million Dollars ($36,000,000) or the Equivalent Amount in an Optional Currency or Optional Currencies;

(B)
The Owner has entered into or may enter into one or more Transactions (as such term is defined in the 1992 ISDA Master Agreement dated        March 2007 between the Owner and the Bank (the “Master Swap Agreement”)) as evidenced by one or more Confirmations (as such term is defined in the Master Swap Agreement) which are governed by the Master Agreement; and

(C)	It is a condition precedent to the Bank advancing the loan under the Loan Agreement that the Owner as security for, inter alia, its obligations under the Loan Agreement shall execute this Deed.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	In this Deed, unless the context otherwise requires, the following expressions shall have the following meanings:

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Bank) of:

(a)
all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature suffered, incurred or paid by the Bank in connection with the exercise of the powers referred to in or granted by the Loan Agreement, the Master Swap Agreement, this Deed or any of the other Security Documents or otherwise payable by the Owner; and

(b)
interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Bank until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 3.4 of the Loan Agreement (as conclusively certified by the Bank);

“Loan” means the sum of up to Thirty six million Dollars (S36,000,000) or the Equivalent Amount in an Optional Currency or Optional Currencies first referred to in Recital (A) hereto advanced or to be advanced (as the context may require) or the principal amount of such sum outstanding at any relevant time;

“Loan Agreement” means the loan agreement referred to in Recital (A) hereto as the same may from time to time hereafter be supplemented and/or amended;

1

“Master Swap Agreement” means the ISDA Master Swap Agreement (including all Transactions thereunder) referred to in Recital (B) hereto as the same may from time to time hereafter be supplemented and/or amended;

“Master Swap Liabilities” means, at any relevant time, all liabilities actual or contingent, present or future of the Owner to the Bank under the Master Swap Agreement at such time;

“Outstanding Indebtedness” means the aggregate of the Loan and interest accrued and accruing thereon, the Master Swap Liabilities, the Expenses and all other sums of money from time to time owing by the Owner to the Bank whether actually or contingently, under the Loan Agreement, the Master Swap Agreement, the other Security Documents or any of them;

“Security Documents” means any such document as is defined in the Loan Agreement as a Security Document (including this Deed and, where the context so admits, the Loan Agreement itself) or as may from time to time be executed by any person as security for or as a guarantee of the Outstanding Indebtedness or any part thereof as the same may hereafter be supplemented and/or amended (whether or not any such documents also secures moneys from time to time owing pursuant to any other document or agreement), and references to the “Security Documents” shall mean all or any of them as the context so requires;

“Security Interest” means a mortgage, charge (whether fixed or floating) pledge, lien, hypothecation, encumbrance, assignment, trust arrangement, title retention or other distress, execution, attachment, arrangement or process of any kind having the effect of conferring security;

“Security Period” means the period commencing on the date of this Deed and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder; and

“Secured Property” means all rights, title, interest and benefits whatsoever of the Owner under or in connection with the Master Swap Agreement including, without limitation, all moneys payable by the Bank to the Owner thereunder (including without limitation any payment pursuant to termination provisions thereunder) and all claims for damages in respect of any breach by the Bank of the Master Swap Agreement.

1.2
For the purposes of this Deed an amount shall be deemed to be outstanding and to be due and payable to the Bank if the Bank is then entitled to demand payment of that amount, notwithstanding that it has not yet served a demand.

1.3	Clause 1.1 (Purpose) and clause 1.2 (Definitions) of the Loan Agreement shall apply with any necessary modifications for the purposes of this Deed.

2	Restrictions

During the Security Period the Owner shall not without the prior written consent of the Bank, assign or attempt to assign any right (present, future or contingent) relating to the Secured Property and the Owner irrevocably and unconditionally confirms to the Bank that no right (present, future or contingent) relating to the Secured Property shall be capable of being assigned to, or exercised by, a person other than the Owner without the Bank’s prior written consent.

2.1	In this clause references to assignment includes the creation, or permitting to arise, of any form of beneficial interest or Security Interest and every other kind of disposition.

2.2	An act or transaction which is contrary to, or inconsistent with, this clause shall be void as regards the Bank.

2

3	First fixed charge

3.1
The Owner with full title guarantee, hereby charges and agrees to charge and releases and agrees to release. to the Bank as a continuing security for payment of the Outstanding Indebtedness, by way of first fixed charge, the Secured Property.

3.2
Upon the occurrence of a Default the charge shall become enforceable and the Bank shall be entitled then or at any later time or times to appropriate all or any part of the Secured Property in or towards discharge of the then Outstanding Indebtedness or any part thereof, and may do so notwithstanding that any maturity date attached to any part or parts of the Secured Property may not yet have arrived.

3.3
A certificate signed by a director or other senior officer of the Bank and which states that on a specified date and (if the certificate also states this) at a specified time the Bank exercised its rights under this clause to appropriate a specified amount of Secured Property in the discharge of a specified amount of the Outstanding Indebtedness shall be conclusive evidence that:

3.3.1	the Bank’s liabilities in respect of the specified amount of Secured Property; and

3.3.2	the specified amount of Outstanding Indebtedness,

were extinguished and discharged on the specified date and, if so stated, at the specified time.

4	Further documentation etc.

4.1	The Owner shall execute forthwith any document which the Bank may specify for the purpose of:

4.1.1	supplementing the rights which this Deed confers on the Bank in relation to the Secured Property; or

4.1.2	creating a mortgage of the Secured Property to replace or supplement the charge created in clause 3 above; or

4.1.3	registering or otherwise perfecting this Deed or any mortgage created under clause 4.1.2 above; or

4.1.4	ensuring or confirming the validity of anything done or to be done under this Deed.

4.2
Any such document shall be in the terms specified by the Bank and, in the case of a mortgage of the Secured Property, those terms may include a provision entitling the Bank, on or after a Default, to appropriate, or otherwise deal with, the Secured Property for the purpose of discharging the Outstanding Indebtedness.

4.3
The Owner shall also forthwith do any act and execute any document (including a document which amends or replaces this Deed) which the Bank specifies for the purpose of enabling or assisting the Bank to comply, in relation to the Secured Property and/or the Outstanding Indebtedness, with any requirement (legally binding or not) applicable to the Bank and, in particular, the requirements of any banking supervisory authority with regard to netting of cash collateral.

4.4
For the purpose of securing performance of the Owner’s obligations under clauses 4.1 to 4.3, the Owner irrevocably appoints the Bank as its attorney, on its behalf and in its name or otherwise to sign or execute any document which, in the opinion of the Bank, the Owner is obliged, or could be required, to sign or execute under any of the said clauses, which the Bank considers necessary

3

or convenient for or in connection with any exercise or intended exercise of any rights which the Bank has under this Deed or any other purpose connected with this Deed.

4.5	The Bank may appoint any person or persons as its substitute under that power of attorney referred to in clause 4.4 and may also delegate that power of attorney to any person or persons.

5	Representations

5.1	The Owner represents and warrants to the Bank as follows:

5.1.1	the Owner is the sole legal and beneficial owner of the Secured Property and has good marketable title to it;

5.1.2	no third party has or will have any interest, right or claim of any kind in relation to any of the Secured Property;

5.1.3	the Owner has the corporate power, and has taken all necessary corporate action to authorise the execution of this Deed, the Loan Agreement and the Master Swap Agreement; and

5.1.4
nothing in this Deed will or might result in the Owner contravening any law or regulation which is now in force or which has been published but not yet brought into force or any contractual or other obligation which the Owner now has to a third party.

6	Notices

6.1
Clause 17 (Notices and other matters) of the Loan Agreement will apply to this Deed mutatis mutandis as if references to the Loan Agreement were references to this Deed save that references therein to the “Borrower” shall be construed as references to the Owner.

7	Supplemental

7.1	This Deed, including the charge created by clause 3, shall remain in force as a continuing security until the Security Period has ended.

7.2	The rights of the Bank under this Deed will not be discharged or prejudiced by:

7.2.1	any kind of amendment or supplement to the other Security Documents;

7.2.2
any arrangement or concession, including a rescheduling, which the Bank may make in relation to any of the Loan Agreement, the Master Swap Agreement and the other Security Documents, or any action by the Bank and/or the Owner and/or any other party thereto which is contrary to the terms of the Loan Agreement, the Master Swap Agreement and the other Security Documents;

7.2.3
any release or discharge, whether granted by the Bank or effected by the operation of any law, of all or any of the obligations of the Owner and/or any other party thereto under any of the Loan Agreement, the Master Swap Agreement and the other Security Documents;

7.2.4	any change in the ownership and/or control of the Owner and/or any other party thereto and/or merger, demerger or reorganisation involving the Owner and/or any other party thereto;

7.2.5	any event or matter which is similar to, or connected with, any of the foregoing;

4

and the rights of the Bank under this Deed do not depend on the Loan Agreement, the Master Swap Agreement or any of the Security Documents being or remaining valid.

7.3
Nothing in this Deed excludes or restricts any right of counterclaim, set-off, right to net payments, or any other right or remedy which the Bank would have had other than under the general law, the Loan Agreement, the Master Swap Agreement and the other Security Documents.

8	Law and jurisdiction

8.1	Law

This Agreement is governed by and shall be construed in accordance with English law.

8.2	Submission to jurisdiction

For the benefit of the Bank, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed may be brought in the English courts, or in the courts of any other country chosen by the Bank, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed. The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Bank and irrevocably designates, appoints and empowers Cheeswrights at present of 10 Philpot Lane, London EC3M 8BR, England to receive, for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings arising out of or in connection with this Deed. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Owner in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner may have against the Bank arising out of or in connection with this Deed.

8.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the Owner has caused this Deed to be duly executed the day and year first above written.

5

EXECUTED as a DEED	)
by	)
the duly authorised attorney of	)
PEMER SHIPPING LTD	)
for it and on its behalf	)
in the presence of:	)

ACCEPTED	)
by	)
and	)
by	)
the duly authorised signatories of	)
BAYERISCHE HYPO -UND VEREINSBANK AKTIENGESELLSCHAFT	)
for it and on its behalf	)
in the presence of:	)

6

Schedule 9

Calculation of Additional Cost

1
The Additional Cost is an addition to the interest rate to compensate the Bank for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On, or as soon as possible after, the first day of each Interest Period, the Bank shall calculate, as a percentage rate, its Additional Cost in accordance with the following paragraphs. The Additional Cost will be expressed as a percentage rate per annum and will be rounded up to four decimal places.

3
The Additional Cost when the Bank lends from an office in any member state of the European Union that has adopted or adopts the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union will be the percentage (expressed as a per annum rate) which is its reasonable determination of the cost of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that office.

4	The Additional Cost for the Bank lending from an office in the United Kingdom will be calculated as follows:

(a)	in relation to a sterling Loan:

AB + C(B - D) + Ex 0.01   per cent per annum
100 - (A + C)

(b)	in relation to a Loan in any currency other than sterling:

Ex0.01	per cent per annum
300

Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Margin and the Additional Cost and, if any part of the Loan has not been paid on its due date, the additional rate of interest specified in clause 3.4 payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E
is designed to compensate the Bank for amounts payable under the Fees Rules and is calculated by the Bank as being the most recent rate of charge payable by it to the Financial Services Authority under the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Bank as being the average of the Fee Tariffs applicable to the Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of the Bank.

5	For the purposes of this schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
“Fees Rules” means the rules on periodic fees contained in the Supervision manual of the Financial Services Authority’s Handbook of rules and guidance or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules; and

(e)	“pounds” and “£” means the lawful currency of the United Kingdom.

6
In application of the above formulae, A, B, C and D will be included in the formulae as figures and not as percentages (i.e. 5 per cent will be included in the formula as 5 and not a 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7
Any determination by the Bank in accordance with this schedule in relation to a formula, the Additional Cost or any amount payable to it shall, in the absence of manifest error, be conclusive and binding on the Borrower.

8
The Bank may from time to time, after consultation with the Borrowers, determine and notify the Borrowers of any amendments which need to be made to this schedule to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

SIGNED	)
by GEORGE PAPDOPOULOS	)
for and on behalf of	)	/s/ George Papdopoulos
PEMER SHIPPING LTD	)	Attorney-in-fact

SIGNED	)
by PEIKLIS LYKOUDIS	)	/s/ Peiklis Lykoudis
and by VASILEIOS ZAVINOS	)	Authorized Signatory
for and on behalf of	)
BAYERISCHE HYPO- UND VEREINSBANK	)	/s/ Vasileios Zavinos
AKTIENGESELLSCHAFT	)	Authorized Signatory